Exhibit 10.30(a)

AMENDED AND RESTATED

SIGNATORY AGREEMENT

(U.S. Transactions)

AMENDED AND RESTATED

SIGNATORY AGREEMENT

(U.S. Visa and MasterCard Transactions)

This Amended and Restated Signatory Agreement (this “Signatory Agreement”), dated as of November 5, 2013, is by and among Frontier Airlines Holdings Inc., a company organized under the laws of the State of Delaware (hereafter “Holdings”), Frontier Airlines, Inc., a company organized under the laws of the State of Colorado (“Frontier” and together with Holdings, “Carrier”), and U.S. Bank National Association, a national banking association, (“Member”). Carrier and Member shall be collectively referred to as the “Parties” and individually each a “Party”. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the MTOS, as defined in Section 1 below.

RECITALS

WHEREAS, Frontier, an air carrier engaged in the transportation of passengers by air, desires to make available to its customers a convenient means of purchasing air transportation, both on a current and time payment basis, through the use of Cards;

WHEREAS, Member is a member of Visa U.S.A. Inc. and MasterCard International (the “Applicable Card Associations”) and is qualified to enter into contractual relationships with merchants such as Carrier who wish to honor Cards which bear the service marks of the Applicable Card Associations in the United States (the “Applicable Transactions”); and the Applicable Card Associations contemplate that Cards will be issued by financial institutions who are members in the respective systems and that such Cards will be honored by merchants who have signed agreements with member financial institutions;

WHEREAS, Frontier, Republic Airways Holdings Inc. (“Republic”) and Member are parties to that certain Signatory Agreement (U.S. Visa and MasterCard Transactions) dated as of May 27, 2010 (as amended, the “Prior Agreement”); and

WHEREAS, in connection with the sale by Republic of its interests in Holdings, the parties hereto desire to amend and restate the Prior Agreement to substitute Holdings for Republic.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein, the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby covenant and agree to be bound as follows:

Section 1. Incorporation of MTOS. The Master Terms of Service attached hereto as Exhibit A (the “MTOS”) and the Value Added Services Schedule, the Fee Schedule, and the Exposure Protection Schedule attached hereto as Schedules 1, 2, and 3 respectively (collectively, the “Schedules”) are incorporated into and are a part of this Agreement and each Party acknowledges, affirms and agrees that it is bound by the terms of the MTOS. Each reference in the MTOS to “the Signatory Agreement” means this Signatory Agreement with Member as named in the preamble hereof. Each reference in this Signatory Agreement, the MTOS or the Schedules hereto to “the Agreement” or “this Agreement” mean this Signatory Agreement, the MTOS and the Schedules attached hereto, which form part of this Agreement and shall have effect as if set out in full in the body of this Agreement, collectively.

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Section 2. Processing Services. Carrier hereby requests that Member process Applicable Transactions on behalf of Carrier and provide the services described in this Agreement, and Member agrees to process, or cause to be processed, the Applicable Transactions and provide such services, or cause them to be provided, in compliance with the terms and conditions of this Agreement, the Operating Regulations and applicable requirements of law.

Section 3. Commencement Date. Member shall commence processing Applicable Transactions under this Agreement on the Effective Date.

Section 4. Effective Date. This Agreement shall become effective upon (i) execution, and delivery to the other Parties, of this Signatory Agreement by each Party hereto and (ii) the delivery of a notice from Republic to Member indicating that the sale transaction by Republic of its interest in Holdings has closed. The date on which this Agreement becomes effective shall be the effective date (the “Effective Date”). If the notice identified in the first sentence of this paragraph is not delivered by February 1, 2014 this Agreement shall be null and void and the Prior Agreement shall continue.

Section 5. Applicable Country; Settlement Currency. The “Applicable Country” for this Agreement is the United States of America. All settlements with respect to Applicable Transactions shall be in U.S. dollars.

Section 6. Settlement Account. The Settlement Account for Applicable Transactions submitted under this Agreement shall be such account at a financial institution located in the United States of America as may be designated from time to time by Carrier.

Section 7. Exclusivity. During the term of this Agreement, Member retains the exclusive right to process all Applicable Transactions in the United States of America other than any onboard sales. Submission of Transactions and payment from any location must be handled in compliance with all applicable government laws, rules and regulations.

Section 8. Effect of Insolvency Proceeding. Notwithstanding anything contained in the MTOS to the contrary, upon and after the occurrence of an Insolvency Event, Member may, at its option, require as a condition to the processing of any Applicable Transactions submitted to it relating to sales made by Carrier prior to or after the institution of such proceedings, the entry of an order by the court having the jurisdiction of any such proceeding, authorizing Carrier to issue, and Member to process, Applicable Transactions for sales made by Carrier prior to or after the institution of such proceeding.

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Section 9. Notices. All notices permitted or required to be sent pursuant to this Agreement shall be addressed as set forth below and sent in accordance with the MTOS:

TO CARRIER:	Frontier Airlines Holdings Inc.
ATTENTION:	7001 Tower Road
Denver, CO 80249
Fax:

TO MEMBER:	U.S. Bank National Association
800 Nicollet Mall
Minneapolis, MN 55402
ATTENTION:	Risk Management
Fax: (612) 303-9204

Section 10. Term . This Agreement shall become effective as of the Effective Date pursuant to Section 4 of this Signatory Agreement and continue in effect, unless earlier terminated pursuant to Section 15 of the MTOS for an initial term of two (2) years from the Effective Date and shall automatically renew for successive terms of one year thereafter unless either party provides written notice to the other no later than ninety (90) days prior to the end of the then current term of its determination to terminate this Agreement, in which case the Agreement shall terminate as of the expiration of the then current term.

Section 11. Joint Obligations; Right to Deal with Holdings. Holdings and Frontier each unconditionally and absolutely guarantees full and prompt performance of all obligations of the other under this Agreement when due, whether according to the present terms or any change or changes in the terms, covenants and conditions. These guarantees are continuing guarantees of the payment thereof, are not limited to a guarantee of collection and shall remain in full force and effect until the termination and payment in full of the Obligations. Member may remit all amounts payable under the Agreement to Holdings which shall be solely responsible for any remittances to Frontier. Member may deal with Holdings and Frontier in all respects as if Holdings were the sole “Carrier” under the Agreement, including without limitation, the giving of all notices to Holdings required to be given by Member under the Agreement to Carrier, reliance upon all notices given by Holdings as being notices for both entities, the treatment and aggregation of all Reserved Funds, the Deposit and the Aggregate Protection without distinguishing between funds attributable to transactions of Holdings and those of Frontier, and the drawing of no distinction between the obligations of Holdings and Frontier hereunder.

Section 12. Surety Waivers. Each of Holdings and Frontier waives demand, notice, protest, notice of acceptance of this Agreement, notice of payments made, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and any collateral provided by either Holdings or Frontier, each assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, comprising or adjusting of any thereof, all in such manner and at such time or times as Member may deem advisable. Member shall have no duty as to the collection or protection of any collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto. Each of Holdings and Frontier further waives any and all other suretyship defenses.

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Section 13. Amendment and Restatement of the Prior Agreement. This Agreement amends and restates the Prior Agreement in its entirety. Any obligations outstanding under the Prior Agreement shall be deemed outstanding under this Agreement and any Deposit held under the Prior Agreement shall be considered part of the Deposit under this Agreement. Republic shall have no rights, duties, liabilities or obligations under this Agreement (all of such rights being assigned to, and all such duties, liabilities, and obligations being assumed by, Holdings pursuant to this Agreement) and Holdings represents and warrants to Member that it (or its equity owners) provided fair value to Republic in connection with the assumption of all of Republic’s rights, duties, liabilities and obligations under the Prior Agreement. Republic is hereby released from all duties, liabilities and obligations under the Prior Agreement.

Section 14. Entirety. This Agreement (including the MTOS and the Schedules attached hereto) constitutes the entire understanding and agreement among the Parties with respect to the subject matter herein contained, and there are no other agreements, representations, warranties or understanding, oral or written, expressed or implied, that are not merged herein and superseded hereby. This Agreement shall not be amended, supplemented, modified or changed in any manner, except as provided in writing and signed by the Parties hereto.

Section 15. Governing Law. This Agreement and any matter arising from or in connection with it shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without regard to its conflict of law principles.

Section 16. Waiver of Jury Trial . EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17. Counterparts; Facsimile; PDF. The Agreement and any and all related documents may be executed in any number of counterparts, each of which, when so executed, then delivered or transmitted by facsimile or by email in Portable Document Format (“PDF”), shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. In particular, the Agreement and any and all related documents may be executed by facsimile or PDF, and signatures on a facsimile or PDF copy hereof shall be deemed authorized original signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and attested to by their duly authorized officers as of the day and year written.

CARRIER:

FRONTIER AIRLINES HOLDINGS INC.

By (Print Name):	Robert N. Ashcroft
Signature:	/s/ Robert N. Ashcroft
Title:	SVP Finance
Date:	November 5, 2013

FRONTIER AIRLINES, INC.

By (Print Name):	Robert N. Ashcroft
Signature:	/s/ Robert N. Ashcroft
Title:	SVP Finance
Date:	November 5, 2013

MEMBER:

U.S. BANK NATIONAL ASSOCIATION

By (Print Name):	John R. Follert
Signature:	/s/ John R. Follert
Title:	Its Authorized Representative
Date:	November 5, 2013

[Signature Page to Signatory Agreement]

By signing below, Republic confirms Republic’s assignment to Holdings of Republic’s rights, duties, liabilities and obligations under this Agreement.

Acknowledged and Agreed:

REPUBLIC AIRWAYS HOLDINGS INC.

By (Print Name):	Ethan J. Blank
Signature:	/s/ Ethan J. Blank
Title:	VP, General Counsel
Date:	November 5, 2013

[Signature Page to Signatory Agreement]

Exhibit A

to Amended and Restated Signatory Agreement

(U.S. Visa and MasterCard Transactions)

dated as of November 5, 2013

by and among

Frontier Airlines Holdings Inc.,

Frontier Airlines, Inc., and

U.S. Bank National Association

Master Terms of Service

See attached.

MASTER TERMS OF SERVICE

Exhibits and Schedules

Exhibit A	Payment Days

Schedule 1	Value Added Services Schedule

Schedule 2	Fee Schedule

Schedule 3	Exposure Protection Schedule

MASTER TERMS OF SERVICE

PREAMBLE

These Master Terms of Service (“MTOS”) are to the Amended and Restated Signatory Agreement, dated as of November 5, 2013 (the “Signatory Agreement”) by and among Frontier Airlines Holdings Inc., a company organized under the laws of the State of Delaware (hereafter “Holdings”), Frontier Airlines, Inc., a company organized under the laws of the State of Colorado (“Frontier” and together with Holdings, “Carrier”) and the applicable Member.

Carrier, a certified air carrier engaged in the transportation of passengers by air, desires to make available to its customers a convenient means of purchasing air transportation through the use of Cards. The MTOS and the other terms of the Agreement govern Carrier’s receipt of Card processing services.

SECTION 1. DEFINITIONS.

1.1 For the purpose of this Agreement, the terms below shall have the following meanings:

***** – *****, Inc. and its successors and assigns that hold the rights to the ***** technology.

Affiliate – With respect to any Party, any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Party. The term control (including the terms “controlled by” and “under common control with”) means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

Agent – A business organization duly licensed (if so required) and authorized to perform functions of a travel agent who is not an employee of Carrier and who has been duly designated, appointed and authorized by Carrier to act as a travel agent on behalf of Carrier.

Agreement – The Signatory Agreement, the MTOS, and all schedules and exhibits attached thereto or attached to the MTOS. Each reference to “the Agreement” or “this Agreement” contained herein shall constitute a reference to, collectively, (a) the applicable Signatory Agreement, (b) each schedule or exhibit attached to such Signatory Agreement, and (c) the MTOS and each schedule or exhibit attached to the MTOS.

Applicable Country – Any country in which Transactions are being transacted pursuant to and as permitted by this Agreement, as identified in the Signatory Agreement.

Applicable Rate – The Applicable Rate (using a 365-day year) shall be determined in accordance with the following chart for each Settlement Currency:

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Settlement Currency	Applicable Rate
U.S. Dollars	*****
Canadian Dollars	*****

Authorization – The process whereby Carrier requests permission for the Card to be used for a particular Transaction.

AVS – Address verification service.

Billing Settlement Processor – A bank settlement plan or similar entity that aggregates Transactions for such regions or Applicable Countries as the Parties may mutually agree and submits Transactions on behalf of Carrier.

Business Day – With respect to Transactions submitted to Member, any weekday, Monday through Friday, except when any such day is a legal holiday recognized by Member.

Card – (i) Any card (other than a Debit Card) bearing the service mark of a Credit Card Association or other evidence of an account, including an account number, issued under the auspices of a Credit Card Association, which Carrier expressly chooses to accept or accepts through the presentment of a Sales Record to Member for processing and (ii) any Debit Card.

Card Associations – The Credit Card Associations and the EFT Networks and any other card association that may in the future be designated by mutual agreement of Member and Carrier.

Card Issuer – Any bank or financial institution that is a member of a Card Association and issues a Card.

Cardholder – Any person authorized to use a Card by the Card Issuer.

Cardholder Account Information – As defined in Section 4.1.

Carrier – As defined in the Preamble.

Carrier Website – The website Carrier has established or may establish from time to time for the purpose of selling goods and services in the Applicable Countries.

Chargeback – Any (i) amount claimed from or not paid to Member for any reason stipulated in the applicable Operating Regulations, or (ii) refusal to pay or reversal of any payment by a Card Issuer in relation to a Transaction for any reason stipulated in the applicable Operating Regulations or (iii) amount claimed from Carrier by Member in relation to a Transaction as stipulated in the applicable Operating Regulations.

Commencement Date – As defined in the Signatory Agreement.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

CNP Transactions – A Transaction which is accepted and processed where the Cardholder is not present or the Card is not provided physically to Carrier at the time the Transaction occurs (for example, internet, mail order or telephone order).

Credit Card Associations – Visa U.S.A. Inc., Visa International, Inc., MasterCard International Incorporated and any other national card association that may in the future be designated by mutual agreement of the Member and Carrier.

Credit Record – A record, whether paper or electronic, approved by Member, which is used to evidence a refund or adjustment of a purchase made through the use of a Card, and which will be credited to a Cardholder account.

Debit Card – A card or device bearing the symbol(s) of one or more EFT Networks or Credit Card Associations, or other evidence of an account, issued under the auspices of a Card Association, which may be used to purchase goods and services from Carrier and to pay the amount due to Carrier by an electronic debit to the Cardholder’s designated deposit account, and which Carrier expressly chooses to accept or accepts through the presentment of a Sales Record to Member for processing.

Deposit – The aggregate of (a) Reserved Funds and (b) any cash remitted and pledged by Carrier to Member or any other Secured Party pursuant to or in connection with this Agreement to secure the Obligations hereunder, and obligations under any Other Signatory Agreements that incorporate the MTOS (if so provided in the applicable Exposure Protection Schedule), and all additions to such aggregate made from time to time and all monies, securities, investments and instruments purchased therewith and all interest, profits or dividends accruing thereon and proceeds thereof. In the event that Transactions are settled in multiple currencies, Member may require separate Deposits in such currencies.

Effective Date – The date set forth as the “Effective Date” in the Signatory Agreement that is part of this Agreement.

EFT Networks – (i) Interlink Network, Inc., Maestro U.S.A., Inc., STAR Networks, Inc., NYCE Payments Network, LLC, PULSE Network LLC, ACCEL/Exchange Network, Alaska Option Services Corporation, Armed Forces Financial Network, Credit Union 24, Inc., NETS, Inc. and SHAZAM, Inc. and (ii) any other organization or association that hereinafter authorizes Member or its Affiliates to authorize, capture, and/or settle Transactions effected with Debit Cards, and any successor organization or association to any of the foregoing.

Electronic Credit Record – An electronic Credit Record.

Electronic Data Capture or “EDC” – Any means by which payment information (e.g. Electronic Sales Record or Electronic Credit Record) is transmitted electronically to Member for processing.

Electronic Record – An Electronic Credit Record or an Electronic Sales Record.

Electronic Sales Record – An electronic Sales Record.

Exposure Protection Schedule – The “Exposure Protection Schedule” attached to the Signatory Agreement that is part of this Agreement.

Fee Schedule – The “Fee Schedule” attached to the Signatory Agreement that is part of this Agreement.

Frontier – As defined in the Preamble.

Holdings – As defined in the Preamble.

Insolvency Event – (i) The commencement of any bankruptcy, insolvency, moratorium, liquidation, judicial reorganization proceeding, dissolution, arrangement, or proceeding under any creditors’ rights law or other similar proceeding by or against the applicable Party, (ii) any application for, consent by the Party, or acquiescence by the Party in, the appointment of any trustee, receiver, or other custodian for Carrier or a substantial part of its property, (iii) any appointment of a trustee, receiver or other custodian for the Party or a substantial part of its property, or (iv) any assignment by the Party for the benefit of creditors.

ISP – An internet service provider.

Internet PIN Pad – A secure program provided by Acculynk that displays and allows entry on an alphanumeric graphical PIN-pad which conforms with the applicable Operating Regulations and requirements established from time to time by Member, and through which a Cardholder may enter a PIN.

Judgment Currency – As defined in Section 27.

MasterCard – MasterCard International Incorporated.

Member – The financial institution (or, to the extent allowed by the applicable Operating Regulations, a subsidiary or an Affiliate of a financial institution) designated as Member in the Signatory Agreement.

MTOS – As defined in the Preamble.

Net Activity – For any day on which funds are to be remitted to Carrier under Section 6.2 hereof with respect to Transactions to be settled in the same currency, the net aggregate amount of (i) the aggregate amount of the Sales Records submitted to Member prior to such date of remittance of funds that are to be settled to Carrier in the same currency, plus (ii) adjustments in favor of Carrier in the same currency, minus (iii) the amount of any then outstanding Credit Records and Chargebacks to Carrier for which Member has not been reimbursed, minus (iv) the processing fees set out in the Fee Schedule, minus (v) any adjustments in favor of Member in the same currency, minus (vi) any other obligations of Carrier to Member arising under this Agreement, minus (vii) if applicable, any net addition to Reserved Funds on such date (or plus any net subtraction from Reserved Funds on such date).

Obligations – As defined in the Exposure Protection Schedule.

Operating Regulations – The operating regulations of a Card Association as amended or supplemented from time to time.

Other Signatory Agreements – As defined in the Exposure Protection Schedule.

Parties – As defined in the Signatory Agreement.

***** – A software-only service provided by ***** that enables the use of Debit Cards with its corresponding PIN to pay for purchases of Travel Costs from Carrier.

PCI – Payment Card Industry (PCI) Data Security Standard, including any amendments thereto or replacements thereof.

Person – Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

PIN – A Personal Identification Number.

POS Device – A Terminal or other point-of-sale device at a Carrier location that conforms with the requirements established from time to time by Member and the applicable Card Association.

Processing Date – Any date on which Member processes a Transaction using its merchant processing system.

Relevant Authorities – Any governmental or other agencies or any regulatory authorities with jurisdiction over, or otherwise material to, the business, assets, or operations of Carrier.

Reserved Funds – All funds paid by a Card Association on account of Sales Records submitted to Member by Carrier pursuant to this Agreement and held by Member pursuant to the provisions of the Exposure Protection Schedule.

Retained Documents – As defined in Section 7.2.

Sales Record – A record, whether paper or electronic, which is used to evidence Travel Costs purchased by a Cardholder through the use of a Card and which is processed by Member pursuant to the Agreement.

Secured Party – As defined in the Exposure Protection Schedule.

Settlement Account – A deposit account at a financial institution designated by Carrier as the account to be debited or credited, as applicable, for Net Activity.

Settlement File – The settlement file summarizing Travel Costs and Transactions submitted by Carrier by electronic transmission to Member in such form or format as the Parties may agree.

Signatory Agreement – As defined in the Preamble.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Terms and Conditions of Sale – As defined in Section 3.14(b).

Terminal – A point-of-transaction terminal that conforms with the requirements established from time to time by Member and the applicable Card Association capable of (i) reading the account number encoded on the magnetic stripe, (ii) comparing the last four digits of the encoded account number to the manually key-entered last four digits of the embossed account number, and (iii) transmitting the full, unaltered contents of the magnetic stripe in the Authorization message.

Third-Party Terminal – A terminal, other point-of-sale device, or software provided to Carrier by any entity other than Member or an authorized designee of Member.

Transaction – The purchase by, or refund to, a Cardholder, using a Card for any goods or services provided by Carrier pursuant to this Agreement in the Applicable Countries.

Transaction Date – The actual date on which the Cardholder purchases goods or services with a Card, or on which a Credit Record is issued from Carrier through use of a Card.

Travel Costs – Any one, or any combination of, the following items:

(a) the purchase of a ticket for air travel for travel along any of Carrier’s routes;

(b) the purchase of a ticket for air travel over the lines of other carriers;

(c) the payment of airport taxes, fees and surcharges in connection with the purchase of any item specified in this section;

(d) the payment of excess baggage and other baggage charges;

(e) the purchase of air freight and air cargo services offered by Carrier;

(f) the purchase of small package delivery services offered by Carrier;

(g) the purchase of travel services (including accommodation) on tours sold by or through Carrier in conjunction with the furnishing of air travel;

(h) the purchase of air travel for pets on Carrier’s flights;

(i) the payment of dues associated with Carrier’s airport or other club system;

(j) the purchase of goods sold and delivered on, or in association with, Carrier’s flights;

(k) the purchase of goods sold via direct mail catalog or by direct mail by Carrier; and

(l) the purchase of goods or services associated with the foregoing, including without limitation, sales of preferred seating and flight change fees.

Travel Costs shall also mean such other goods or services as Carrier and Member may agree to include in writing. Travel Costs shall not include charter services.

Value Added Services – Any product or service provided by a third party unaffiliated with Member to assist Carrier in processing Transactions, including internet payment gateways, integrated Terminals, global distribution systems, inventory management and accounting tools, loyalty programs, fraud prevention programs, and any other product or service that participates, directly or indirectly, in the flow of Transaction data.

Value Added Services Schedule – The Value Added Services Schedule attached to the Signatory Agreement.

1.2 In the Agreement unless the context otherwise requires:

(a) Any reference to a statute, statutory instrument, regulation or order shall be construed as a reference to such statute, statutory instrument, regulation or order as amended or re-enacted from time to time.

(b) The words “hereof,” “herein” and “hereunder” and words of similar impact when used in the Agreement shall refer to the Agreement as a whole and not to any particular provision of the Agreement. References to Sections, Exhibits, Schedules and like references are to the Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” regardless of whether the phrase “without limitation” is included in the applicable provision. Unless the context in which used herein otherwise clearly requires “or” has the inclusive meaning represented by the phrase “and/or,” even if the phrase “and/or” is not included in the applicable provision. The singular includes the plural and vice versa, regardless of whether “(s)” is used with the applicable word or phrase. The terms “will,” “shall,” “must,” and “agree” have the same meaning and force.

SECTION 2. RULES AND REGULATIONS.

2.1 Carrier and Member each acknowledge that the respective systems of the Card Associations are governed by their respective Operating Regulations and that all Transactions hereunder are subject to such Operating Regulations, as applicable, as the same may be amended from time to time. To the extent there is a conflict between applicable Operating Regulations and the terms of this Agreement, the Operating Regulations shall control. To the extent there is a conflict between applicable law and applicable Operating Regulations, the applicable law shall control. For purposes of the foregoing, a conflict shall be deemed to exist only if (i) compliance with the terms of this Agreement is impossible without a breach of the applicable Operating Regulations or (ii) compliance with the applicable Operating Regulations is impossible without a breach of applicable law. Unless permitted by the applicable Operating Regulations, Carrier shall not establish minimum or maximum Transaction amounts as a condition for honoring Cards.

2.2 Carrier and Member each shall be responsible for any liability arising out of or related to its own failure to observe, perform or otherwise comply with the applicable provisions of the Operating Regulations. Carrier agrees that it shall be responsible for any fees, charges, fines, penalties or other assessments that Member is required to pay a Card Association as a consequence of Carrier’s failure to comply with the applicable Operating Regulations. Member agrees that it shall be responsible for any fees, charges, fines, penalties or other assessments that Carrier is required to pay a Card Association as a consequence of Member’s failure to comply with the applicable Operating Regulations.

SECTION 3. HONORING CARDS.

3.1(a) In the case of Transactions transacted in U.S. dollars under the Signatory Agreement between Carrier and Member, Carrier may choose to accept (i) only the consumer credit/business credit products of Visa and/or MasterCard; (ii) only the consumer debit/prepaid products of Visa and/or MasterCard; or (iii) both the consumer credit/business credit products and consumer debit/prepaid products of Visa and/or MasterCard. Carrier must indicate in writing its decision to accept a limited category of products at the time of entry into this Agreement. If Carrier chooses to accept only one of the categories of products but later submits a Transaction outside of the selected category, Member is not required to reject the Transaction and Carrier will be charged standard fees and expenses for that category of products. Further, if Carrier chooses a limited acceptance option, it must still honor all international cards presented for payment. If Carrier decides to implement a limited acceptance policy, it shall display appropriate signage to communicate that policy to Cardholders. Except as may be permitted by applicable local law and Operating Regulations, Carrier will not impose a surcharge for purchases made with the Card nor shall Carrier establish minimum or maximum transaction amounts as a condition for honoring Cards.

(b) Notwithstanding anything else contained in this Agreement, and upon written notification from Member that Member or its Affiliates agree to accept ***** Transactions, Carrier may submit for processing hereunder ***** Transactions, and Member agrees to process such transactions. Carrier understands and agrees that Member’s ability to accept ***** Transactions under this Agreement is dependent upon Member or its Affiliates continuing to have agreements in place with ***** and the EFT Networks. Carrier acknowledges that even if Member agrees to accept ***** Transactions, Member may not be able to accept Transactions for Debit Cards on all the EFT Networks. Carrier may not submit any other PIN-based Debit Card Transactions under this Agreement other than ***** Transactions. If at any time Member can no longer process ***** Transactions because (i) Member or Member’s Affiliates do not have the required enforceable contracts with ***** or the EFT Networks or (ii) ***** cannot or will not perform under its contracts with Member or Affiliates of Member, then Member shall notify Carrier thereof, and Carrier may not submit any ***** Transactions for processing after receipt of such notice. Member shall not be deemed in breach of the Agreement or otherwise have any liability to Carrier as a result of its inability to process ***** Transactions due to the lack of the required contracts with ***** or the EFT Networks or the inability of unwillingness of ***** to perform under such contracts.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(c) In submitting ***** Transactions to Member, Carrier agrees as follows:

a.	During the Transaction process, Carrier will employ an ***** PIN Pad with ***** technology to maintain the confidentiality of the Cardholder’s Debit Card information and PIN.

b.	Carrier shall use ***** technology when initiating every ***** Transaction so as to prevent the unauthorized recording or disclosure of a Cardholder’s PIN.

c.	Carrier shall require that each holder of a Debit Card enter his or her PIN on a ***** PIN Pad when initiating a ***** Transaction.

If Member has agreed to accept ***** Transactions pursuant to this Section 3.1, Carrier shall support ***** Transactions for purchases and refunds, but may not support purchases with cashback or balance inquiries. At the time of any ***** Transaction, Carrier shall provide each Cardholder a Transaction receipt containing, at a minimum, the following information:

•	Amount of the Debit Card Transaction,

•	Date of Transaction receipt issuance or date of departure,

•	Truncated Debit Card number or another account number or code that uniquely identifies the Cardholder,

•	Carrier’s name, and

•	Transaction reference number or authorization number.

Carrier may perform a refund Transaction for a ***** Transaction only if the original PIN-based Debit Card Transaction was performed through *****. When requested by any EFT Network, Carrier will immediately take action to: (i) eliminate any fraudulent or improper Transactions identified by the EFT Network, (ii) suspend processing of ***** Transactions until such fraudulent or improper Transactions are addressed, or (iii) entirely discontinue acceptance of ***** Transactions.

Carrier understands that ***** Transactions conducted with an ***** PIN Pad are high risk and there is a significant risk that a Cardholder’s PIN may be tracked or improperly disclosed if ***** technology is not employed with the ***** PIN Pad. Carrier understands that Member does not provide such security technology and that it is solely Carrier’s responsibility to employ such technology. Member acknowledges that ***** is a contractor of an Affiliate of Member and it shall be the obligation of Member to obtain ***** services through such Affiliate. Carrier indemnifies Member against any claims made by a holder of a Debit Card regarding the unauthorized disclosure of such Cardholder’s PIN in any Transactions submitted to Member for processing, except to the extent caused by (a) the negligence, willful misconduct, grossly negligent acts or omission, or breach of this Agreement, Operating Regulations, or any applicable laws or regulations by Member, its Affiliates, *****, or an EFT Network or (b) any data breach of the data security systems of Member or its Affiliates. All ***** Transactions shall be included in the flight calendar under the Exposure Protection Schedule and otherwise included when

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

determining ***** Exposure. Carrier shall be responsible for submitting to Member the flight data information for each ***** Transaction necessary to allow Member to include such Transactions in the ***** Exposure (as defined in the Exposure Protection Schedule) calculation.

Carrier and Member recognize that the Operating Regulations applicable to Chargebacks on ***** Transactions under the EFT Networks and applicable law may differ from the rules set forth in this Agreement and the Operating Regulations applicable to Transactions with the Credit Card Associations. Carrier and Member agree that any rules contained under this Agreement applicable to Chargebacks shall be deemed modified to the extent necessary to comply with conflicting Operating Regulations or applicable law.

3.2 Carrier shall use reasonable efforts to cause all Agents to permit Cardholders to charge Travel Costs only in accordance with the terms and conditions of the Agreement and in compliance with applicable Operating Regulations. Carrier shall use reasonable efforts to cause compliance by Agents with all of the terms and conditions of the Agreement to be performed by Carrier or Agents. Notwithstanding any such reasonable efforts by Carrier, Carrier shall be responsible for: (i) any failure by any Agent in performing the applicable provisions of the Agreement; and (ii) the settlement of Sales Records and Credit Records completed by Agents.

3.3 Before honoring a Card, Carrier shall do the following to determine whether the Card is valid: (a) where possible, examine the format of each Card presented in connection with a purchase for authenticity and confirm, by checking the effective date and the expiration date as stated on the face of the Card, that the Card has become effective and has not expired; and (b) obtain Authorization. Neither Carrier nor any Agent shall impose a requirement on Cardholders to provide any personal information such as a home or business telephone number, home or business address, driver’s license number, or a photocopy of a driver’s license as a condition for honoring Cards unless such information is required or permitted under specific circumstances cited in the Agreement. Notwithstanding the foregoing, with respect to Transactions that are not conducted face-to-face, Carrier may request from a Cardholder the information necessary to complete an address verification service request. Neither Carrier nor any Agent shall make a photocopy of a Card under any circumstances, nor shall a Cardholder be required to provide a photocopy of the Card as a condition for honoring the Card. Neither Carrier nor any Agent shall require a Cardholder, as a condition for honoring the Card, to sign a statement that in any way waives the Cardholder’s rights to dispute the Transaction. Carrier may require passengers to present personal information, including a driver’s license, passport, or other picture identification, for purposes of complying with Carrier’s policy or applicable law.

3.4(a) Carrier or Agent shall obtain Authorization for the total amount of the Travel Costs before completing any Card sales Transaction (which in the case of Transactions involving paper submissions pursuant to Section 6.2(d) may require telephone Authorization). Such Authorization may be provided by any third party provider acceptable to Member. Authorization verifies that the Card number is valid, the Card has not been reported lost or stolen at the time of the Card sales Transaction, and confirms that the amount of credit or funds requested for the Card sales Transaction is available. Carrier or Agent will follow any reasonable instructions received during Authorization. Upon receipt of

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Authorization, Carrier or Agent may consummate only the Card sales Transaction authorized and must note the Authorization code on the Sales Record. For all ticket by mail, telephone or internet Card sales, Carrier must obtain the Card expiration date and forward that date as part of the Authorization.

(b) Authorization does not: (i) guarantee Carrier final payment for a Card sales Transaction; (ii) guarantee that the Card sales Transaction will not be disputed later by the Cardholder as any Card sales Transaction is subject to Chargeback; or (iii) protect Carrier in the event of a Chargeback regarding unauthorized Card sales Transactions or disputes involving the quality of goods or services. Authorization will not waive any provision of the Agreement or otherwise validate a fraudulent sales Transaction or a sales Transaction involving the use of an expired Card.

(c) In a Card sales Transaction in which a Card is presented electronically, if Carrier’s Terminal is unable to read the magnetic stripe on the Card, Carrier must key-enter the Transaction into the POS Device for processing and obtain: (i) a physical imprint of the Card using a manual imprinter; and (ii) the Cardholder’s signature on the imprinted Sales Record.

3.5 Neither Carrier nor any Agent shall make any Card sale to any customer in any of the following circumstances (with the exception of ticket by mail, internet or telephone pursuant to Section 3.8 of the Agreement and ticket by automated machine pursuant to Section 3.9 or purchased through other CNP Transactions): (a) a Card is not presented at the time of sale; (b) the signature on the Sales Record does not appear to correspond to the signature appearing in the signature panel on the reverse side of the Card, or the Cardholder does not resemble the person depicted in any picture which appears on the Card; (c) the signature panel on the Card is blank and is not signed in accordance with the procedures specified in Section 3.6; and (d) no Authorization is received. Any Carrier or Agent completing a Transaction under the conditions in this Section 3.5 shall be responsible for such Sales Record or Credit Record regardless of any Authorization.

3.6 If the signature panel of the Card is blank, in addition to requesting Authorization, Carrier or Agent must: (a) review positive identification to determine that the user is the Cardholder; (b) indicate such positive identification (including any serial number and expiration date) on the Sales Record; and (c) require that the Cardholder sign the signature panel of the Card prior to completing the Transaction. If a Cardholder presents a Card that bears an embossed “valid from” date and the Transaction Date is prior to the “valid from” date, Carrier or Agent shall not complete the Transaction. A card embossed with a “valid from” date in month/year format shall be considered valid on the first day of the embossed month and year. A card embossed with a “valid from” date in month/day/year format is considered valid on the embossed date

3.7(a) Each Card sale shall be evidenced by a Sales Record. Each Sales Record shall be imprinted with the Card unless: (i) the Sales Record results from a Transaction involving Terminals which produce electronic Transaction records; (ii) the Transaction is a CNP Transaction; (iii) an imprinter is not available; or (iv) if for any other reason the Sales Record cannot be imprinted with a Card (if Authorization is obtained), including Transactions by mail, telephone or automated machine. If an imprinter is not available, the information on the Card and merchant plate shall be reproduced legibly on the Sales Record in sufficient detail to identify the parties to such sale. Such information shall include at least the date of sale, amount, Cardholder’s name and account number and Carrier’s name and place of business.

(b) Carrier shall include all items of Travel Costs purchased in a single Transaction in the total amount on a single Sales Record or Transaction record except for individual tickets issued to each passenger, when required by Carrier policy.

(c) Each Sales Record shall include on its face the items needed to complete the Settlement File required by the Member. Each Sales Record shall be signed by the Cardholder (except where the sale is made pursuant to CNP Transaction or automated machine transaction), which signature shall appear to be the same as the signature on the Card presented, as determined by Carrier or Agent. The Cardholder shall not be required to sign a Sales Record until the final Transaction amount is known and indicated in the “Total” column.

(d) Carrier shall not effect a Transaction for only part of the amount due on a single Sales Record except when the balance of the amount due is paid by the Cardholder at the time of sale in cash, by check, with another card or Card, or any combination thereof.

(e) If Carrier or Agent honors the Card, Carrier or Agent honoring the Card will deliver to the customer a true and completed copy of the Sales Record. The Card account number must be truncated on all Cardholder-activated copies of Sales Records. Truncated digits should be replaced with a fill character such as “x,” “*,” or “#,” and not with blank spaces or numeric characters. All POS Devices must suppress all but the last four digits of the Card account number and the entire expiration date on the Cardholder’s copy of the Electronic Sales Records generated from POS Devices (including Cardholder activated).

3.8 Carrier or Agent may enter into Transactions in accordance with Carrier’s or such Agent’s ticket by CNP Transaction program. In each such case, Carrier or Agent will complete the Sales Record (in accordance with Section 3.7) and include on the Sales Record the effective date and expiration date of the Card as obtained from the Cardholder together with words to reflect “mail order” or the letters “MO” or “telephone order” or the letters “TO,” or “internet order” or the letters “IO,” as appropriate. Carrier must obtain an Authorization code for all such Transactions. If a Carrier or Agent completes a Transaction without imprinting the Card or using a Terminal, Carrier shall be deemed to warrant the true identity of the Cardholder as the authorized holder of such Card unless Carrier or Agent has obtained independent evidence of the Cardholder’s true identity and has noted such evidence on the applicable Sales Record.

3.9 In the case of sales of tickets by automated machine, such Transaction records must include at least the following information: (i) the account number; (ii) Carrier or Agent’s name; (iii) the automated machine’s location code or town, city, county, state or province; (iv) the amount of the Transaction in the applicable currency; and (v) the Transaction Date.

3.10(a) Carrier or Agent may use POS Devices or other data capture services acceptable to Member to obtain Authorization and to capture Electronic Sales Record data to submit to a Card Association by reading data encoded on either tracks 1 or 2 on the magnetic stripe of Cards in accordance with applicable Operating Regulations. POS Devices are prohibited from printing or displaying more information than that which is permitted by the applicable Operating Regulations and applicable laws and regulations.

(b) Whenever Carrier has knowledge that the embossed account number is not the same as the encoded account number, Carrier is required to: (i) decline the Transaction; (ii) attempt to retain the Card in accordance with Section 3.12 by reasonable and peaceful means; (iii) note the physical description of the Cardholder; (iv) notify Member; and (v) forward any recovered Card in accordance with the procedures specified in Section 3.13.

(c) When the embossed account number is the same as the encoded account number, Carrier must follow normal Authorization procedures as described in this Section 3.

3.11 Neither Carrier nor any Agent shall make a cash disbursement to any Cardholder with respect to a Transaction.

3.12 Carrier or Agent shall use commercially reasonable efforts to retain a Card by reasonable and peaceful means if: (a) Carrier is requested to do so in an Authorization response message; (b) if the four printed digits above the embossed account number on a Card do not match the first four embossed digits; or (c) if Carrier has reasonable grounds to believe a Card is counterfeit, fraudulent or stolen.

3.13 In any case in which Carrier recovers a Card, Carrier shall send such Card to the address stated below:

Bank Card Center

Attn: Card Recovery

P. O. Box 6318

Fargo, ND 58125-6318

3.14 The following provisions govern CNP Transactions:

(a) Carrier acknowledges that in order to accept and process CNP Transactions, Carrier must (i) implement and adhere to security measures designed to ensure secure transmission of the data provided by the Cardholder in purchasing Travel Costs and effecting payment over the internet as required by the applicable Operating Regulations and applicable requirements of law; (ii) where possible, verify the address of the Cardholder via AVS; (iii) at any time when Carrier participates in Verified by Visa or MasterCard Secure Code requirements, Carrier shall provide to Member the data elements included in such requirements; and (iv) ensure that, to the extent that the Carrier Website is hosted by an ISP, the ISP meets the minimum security measures and technology requirements.

(b) Carrier shall at all times during the term of this Agreement, display on the Carrier Website clear terms and conditions and procedures (the “Terms and Conditions of Sale”). The Terms and Conditions of Sale shall give a complete and accurate description of the Travel Costs offered by Carrier. Carrier Website must include clear details of Carrier’s return policy, customer service, contact details (including mail/email/phone/fax), currency accepted, delivery policy and country of Carrier’s domicile for every nexus and operation of Carrier. Carrier shall also comply with all and any requirements or guidelines in respect of internet usage issued from time to time by all relevant Card Associations, together with the requirements of applicable laws and regulations.

(c) The Carrier Website will clearly inform the Cardholder that the Cardholder is committing to payment before he or she selects the “Pay Now” button. The Carrier Website will afford the Cardholder an unambiguous option to cancel the payment instruction at this stage.

(d) Carrier acknowledges that in certain jurisdictions it may be unlawful for Carrier to sell the Travel Costs and that Member cannot accept any liability for the consequences of Carrier trading in such jurisdictions.

(e) Carrier is prohibited from entering Cardholder details into a Terminal manually where those details have been provided to Carrier via the internet.

(f) Carrier shall promptly inform Member of every security breach, suspected fraudulent card(s) and suspicious activity on Carrier’s security system or through Carrier Website that may relate to Transactions.

(g) Member shall not in any way be liable for any claim in connection with any representations contained in the Carrier Website, webpage(s), advertisement(s) or printed matter relating to Carrier’s products or services.

(h) Carrier hereby acknowledges that CNP Transactions are in all cases at Carrier’s own risk. Carrier is fully liable for all Chargebacks, fines, assessments, penalties and losses related to CNP Transactions even where Carrier has complied with this Agreement and where the Transaction in question has been authorized. All communication costs related to CNP Transactions are Carrier’s responsibility. Carrier acknowledges that Member does not manage the CNP payment gateway or the telecommunication links and that it is Carrier’s responsibility to manage that link.

SECTION 4. CARDHOLDER ACCOUNT INFORMATION; SECURITY PROGRAM COMPLIANCE.

4.1 The Parties and each Agent shall treat all information relating to any Card, including Cardholder name and identification information, PIN (if applicable), account number information in any form, imprinted Sales Records, carbon copies of imprinted Sales Records, mailing lists, tapes, or other media, obtained by reason of any Transaction or otherwise (“Cardholder Account Information”), as confidential information and shall protect such materials from disclosure to any third person, except as expressly permitted in this Agreement. The Parties shall at all times only store, process and use Cardholder information in accordance with the requirements of any applicable data processing laws and Operating Regulations; provided, that nothing in the Agreement shall restrict Carrier’s storage or use of customer information gathered by it in the ordinary course of its business. The Parties shall not, without the consent of the Cardholder, sell, purchase, provide or exchange Cardholder Account Information to or with any third person, other than

(a) Carrier’s agents, employees and representatives, network providers or Card processors for the purpose of assisting Carrier in completing the Transaction;

(b) Member’s employees and representatives and agents for the purpose of performing under this Agreement and in compliance with the applicable Operating Regulations and requirements of law;

(c) the applicable Card Association or Card Issuer in compliance with this Agreement and the applicable Operating Regulations; or

(d) in accordance with applicable law.

4.2 All Value Added Services being provided to Carrier are set forth on the Value Added Services Schedule attached to the Signatory Agreement, and Carrier will disclose in writing to Member any new Value Added Services to be provided to Carrier after the Effective Date prior to using the same. All Value Added Services shall comply with all applicable requirements of law and the Operating Regulations, including PCI. Carrier will comply with the requirements of PCI and any modifications to, or replacements of PCI that may occur from time to time, be liable for the acts and omissions of each third party offering such Value Added Services and will be responsible for ensuring compliance by the third party offering such Value Added Services with all applicable requirements of law and Operating Regulations, including PCI. Carrier will indemnify and hold harmless Member from and against any loss, cost, or expense incurred in connection with or by reason of Carrier’s use of any Value Added Services. Member will not be responsible for the Value Added Services not provided by it.

4.3 If Carrier uses Value Added Services for the purposes of data capture or authorization, Carrier agrees: (a) that the third party providing such services will be its agent in the delivery of Transactions to Member via a data processing system or network similar to Member’s; and (b) to assume full responsibility and liability for any failure of that third party to comply with applicable requirements of law and the Operating Regulations or this Agreement. Member will not be responsible for any losses or additional fees incurred by Carrier as a result of any error by a third party agent or by a malfunction in a Third Party Terminal.

4.4 Member will establish and maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of the Cardholder Account Information. These safeguards will be designed to protect the security, confidentiality and integrity of the Cardholder Account Information, ensure against any anticipated threats or hazards to its security and integrity, and protect against unauthorized access to or use of such information or associated records which could result in substantial harm or inconvenience to any Cardholder. Without limiting the foregoing, Member shall maintain adequate back-up systems and disaster recovery systems to reasonably protect Cardholder Account Information or any similar data maintained by Member and to allow Member to continue to fulfill its obligations hereunder in the event of any natural disaster or other similar event.

SECTION 5. RETURNED UNUSED TRAVEL COSTS; CREDIT ADJUSTMENT.

5.1 Carrier will maintain a fair and uniform policy for the return or exchange of tickets or other Travel Costs for credit adjustments. On the date Carrier accepts the return of unused tickets or other Travel Costs or otherwise allows an adjustment to the Travel Costs which were the subject of a previous Card sale, Carrier will date and otherwise properly complete a Credit Record and submit it to Member for processing hereunder in accordance with the timeframes required by the applicable Operating Regulations and law.

5.2 Carrier will make no cash refunds in connection with such credit adjustments, except to the extent it may be required to effect a cash refund pursuant to the involuntary refund requirements of applicable laws, rules, regulations, or tariffs.

5.3 If a Cardholder disputes the receipt of the proper amount of the cash refund, Carrier shall, within the terms established in Section 8 for Chargebacks, furnish Member with such documentary evidence of such refund.

5.4 The submission of a Credit Record will not impair the right of Chargeback of Member against Carrier in an amount not to exceed the excess of (a) the amount of the Sales Record over, (b) the amount of the Credit Record submitted by Carrier.

5.5 Carrier shall not accept monies from a Cardholder for the purpose of preparing and depositing a credit voucher that will effect a deposit to the Cardholder’s account. Carrier shall not process a credit voucher without having completed a previous purchase Transaction with the same Cardholder.

SECTION 6. SUBMISSION OF ELECTRONIC SALES RECORDS AND ELECTRONIC CREDIT RECORDS.

6.1 Carrier shall establish and maintain one Settlement Account for each currency permitted pursuant to this Agreement. Each Settlement Account shall be maintained in an office of the financial institution designated by Carrier which is acceptable to Member, and shall be subject to Member’s customary practices and procedures applicable to accounts of that nature and shall be subject to the terms of this Agreement. Carrier shall provide to Member all information necessary to facilitate remittance of funds to each Settlement Account. All settlements with respect to Transactions submitted in the currency of a given Applicable Country shall be denominated in the lawful currency or currencies specified in the Signatory Agreement that is part of this Agreement.

6.2(a) Neither Carrier nor Agent may present for processing or entry to any Card Association, directly or indirectly, any Sales Record or Credit Record which was not originated as a result of a Transaction between the Cardholder and Carrier.

(b) Neither Carrier nor Agent may deposit for entry to any Card Association, directly or indirectly, any Sales Record or Credit Record that it knows or reasonably should have known under the circumstances to be (i) fraudulent or (ii) not authorized by the Cardholder. With respect to this requirement, Carrier or an Agent shall be responsible for the actions of their respective employees and agents while acting in their employ or as agents.

(c) Except as set forth in the last sentence of this Section 6.2(c), neither Carrier nor Agent may present for processing or entry to any Card Association any Sales Record or Credit Record representing a Transaction all or part of which had been previously charged back to Member and subsequently returned to Carrier. Carrier may, at its option, pursue payment from the customer outside the Card Association system. Should Carrier exercise this option and the Cardholder acknowledges the debt, and chooses to pay the amount in full using its Card, Carrier may present a Sales Record in such amount to Member for processing.

(d) Carrier or Agent shall submit to Member for processing each Sales Record in accordance with the timeframes required by the applicable Operating Regulations. The method of billing for all Electronic Sales Records and Electronic Credit Records processed through any Billing Settlement Processor must be by electronic transmission and shall include itinerary records consisting of departure dates. If Carrier is unable to submit Sales Records and Credit Records originating at Carrier’s sales locations, including airport locations, ticket-by-mail centers, and other sales locations, by means of a summary electronically transmitted as provided in Sections 6.5 and 7.1, Carrier may submit such Sales Records and Credit Records to Member by means of a paper summary and detail thereof to Member’s designated processing center, or by means of a Terminal that generates an electronic transmission to Member’s designated Terminal processor.

(e) Member will deposit, or cause to be deposited, on each Business Day, via federal wire transfer, in the case of U.S. dollar Transactions, and SWIFT, in the case of Canadian dollar Transactions, into the applicable Settlement Account for each applicable currency, an amount equal to the amount of Net Activity relating to such currency for each Business Day, subject to Member’s receipt of the incoming transmission of Sales Records and Credit Records by the time and on the day specified in Exhibit A.

(f) At any time that the aggregate amount of Net Activity results in an amount due Member, the aggregate amount due may be deducted, recouped or set off from amounts subsequently payable to Carrier under this Agreement on account of Sales Records irrespective of the currency in which payment to Carrier is to be made; provided, that, Member may, at its option (i) require an immediate wire transfer from Carrier of the amount due, or (ii) apply, set off against or recoup from any Deposit amount maintained pursuant to this Agreement the amount due from Carrier under this Agreement. Carrier will, upon demand by Member, pay interest on the amount due from Carrier under this Agreement for the period such amount remains unpaid after the applicable due date, calculated at a per annum rate equal to the Applicable Rate. Carrier acknowledges that this Agreement is a “net payment agreement” and that the right of Member to net out obligations due from Carrier under this Agreement from amounts payable to Carrier hereunder (including from or as represented by the Deposit amount) is a right of recoupment. Carrier further acknowledges that Member has entered into the Agreement in reliance upon such right.

(g) In the event that Carrier is party to more than one Signatory Agreement that incorporates the MTOS, amounts owed by Carrier under a Signatory Agreement may be recovered by Member under such Signatory Agreement from amounts due to Carrier under any Other Signatory Agreement, including amounts attributable to any Deposit. Carrier authorizes each Member under each Signatory Agreement to remit any amounts payable to Carrier under such Signatory Agreement to any Member under any Other Signatory Agreement to pay Carrier’s obligations to Member thereunder.

(h) Amounts deposited in a Settlement Account or otherwise credited to Carrier (including, without limitation, amounts credited against Carrier’s obligations to Member for fees, costs and expenses hereunder) in respect of any Sales Record pursuant to this Agreement and Carrier’s right to payment of Reserved Funds shall be provisional until the payment made to Member by the Card Association in respect of such Sales Record shall become final (i.e., all rights of Chargeback or other rights of the Cardholder or Card issuer to obtain reimbursement of such payment from Member shall have expired).

6.3 Processing fees shall be as set forth in the Fee Schedule attached to the Signatory Agreement that is part of this Agreement. Any adjustments made by the Card Associations (or by any third-party that provides authorization services) to any fees or assessments included on the Fee Schedule shall be passed through to Carrier without markup by Member. Except as provided for in the preceding sentence, the rates and fees set forth on the Fee Schedule may not be adjusted without the written consent of Carrier.

6.4 Member will provide Carrier with Transaction reports each Business Day that correspond to Net Activity for such Business Day and that will summarize sales, returns (refunds), Chargebacks, processing fees, and adjustments with adequate detail to allow Carrier to perform account reconciliation.

6.5 Carrier shall cause Agents to submit Electronic Sales Records and Electronic Credit Records to Member in the form of the Settlement File by electronic transmission as provided in Sections 6.2(d) and 7.1 through Carrier’s accounting office or the appropriate processing center of the area or Billing Settlement Processor of which Carrier is a member. Carrier or the appropriate processing center, as the case may be, shall submit the Electronic Sales Records and Electronic Credit Records to Member in accordance with the terms of the Agreement.

6.6 If Carrier utilizes Electronic Data Capture services pursuant to this Section 6.6 to transmit Electronic Sales Records and Electronic Credit Records for Transactions through a Terminal, Carrier agrees to utilize such EDC services in accordance with applicable Operating Regulations. Carrier may designate a third person as its agent to deliver to Member or directly to Card Associations Transactions captured at the point of sale by such agent. If Carrier elects to designate such an agent, Carrier must provide Member prior written notice of such election. Carrier understands and agrees that Member is responsible to make payment to Carrier for only those Transaction amounts delivered by such agent to the Card Associations, less amounts withheld by Member pursuant to the Agreement, and Carrier is responsible for any failure by such agent to comply with any applicable Operating Regulations, including any such failure that results in a Chargeback.

SECTION 7. ELECTRONIC TRANSMISSION.

7.1(a) When Electronic Sales Records and Electronic Credit Records are submitted to Member electronically, other than Electronic Sales Records and Electronic Credit Records originating from Terminals, as provided in Section 6.6, and processed by Member’s Terminal processor, such Electronic Sales Records and Electronic Credit Records shall be submitted to Member by means of a summary of all Travel Costs by electronic transmission compatible with the computer system of Member and shall comply with Section 6.2 of the Agreement. Each such electronic transmission shall contain, at a minimum, the information required for each Electronic Sales Record by Section 3.7 and shall be made in the form of the Settlement File or any other format acceptable to Member in its sole discretion, provided, however, that (i) Carrier will not change the format of such electronic submissions without first obtaining Member’s consent and (ii) if Carrier requests a change in format with respect to such electronic submissions, Member may test such electronic submissions (in the requested format) prior to consenting to such change in format, and such testing by Member shall not constitute consent to such format change and shall not in any way limit Member’s right to withhold consent with respect to such format change.

(b) If an electronic transmission of Travel Costs does not meet the requirements of the approved format, Member shall use reasonable efforts to advise Carrier within eight hours of receipt of same.

(c) Any acceptance by Member of an electronic transmission of Travel Costs which does not comply with the appropriate format or, if in the appropriate format, does not contain the information in respect to each Travel Cost summarized therein required by the terms of the Agreement, shall not constitute a waiver of, or preclude Member from exercising, the right of Chargeback.

7.2 Carrier shall retain, or cause to be retained, each original Sales Record and Credit Record and any other documentation necessary for Member to satisfy applicable Operating Regulations (“Retained Documents”) relating to those Transactions transmitted to Member directly by Carrier, in each case for at least ***** from the date each such Retained Document is submitted to Member for processing. Promptly upon Carrier’s receipt of Member’s request for the same, but in no event later than ***** following Carrier’s receipt of such request, Carrier shall deliver to Member a copy, or the original if specifically requested by Member (provided, that Carrier shall have no obligation to provide an original document in any case in which the Transaction did not result in any tangible documentation (e.g., a CNP Transaction) or if Carrier has destroyed such original after creating a microfiche or other acceptable copy thereof as set forth below), of the requested document.

Notwithstanding the foregoing, either Carrier or Member may elect to hold in its custody Retained Documents for no more than ***** provided such Party retains a microfilmed or microfiched (or other mutually acceptable medium) copy of such documents for at least ***** from the date on which each such document is submitted to Member for processing.

SECTION 8. CHARGEBACKS.

8.1 Member is not obligated to accept any Sales Record which does not comply in every respect with the terms and conditions of this Agreement, or which does not comply in all respects with the applicable Operating Regulations.

8.2 Carrier agrees to pay Member the amount of each Chargeback and, in the case of amounts that have not been paid to Carrier, acknowledges Carrier has no right to receive amounts attributable to Chargebacks. Member may deduct and retain any amount due to Member from Carrier on account of Chargebacks from amounts otherwise payable to Carrier under this Agreement. The provisions of Section 6.2 with respect to payment of Carrier’s obligations to Member will apply in the event the amount of Net Activity results in an amount due Member.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

8.3 So long as a Chargeback claim is in the process of dispute resolution pursuant to the applicable Operating Regulations, Carrier shall not make any other claim or take any proceedings against the Cardholder in relation to the related Transaction or the underlying contract of sale or service. For clarity, the foregoing shall not preclude Carrier from continuing to work toward a consensual resolution with any Cardholder of the dispute that is the basis for the Chargeback.

8.4 In connection with the processing of Chargeback claims, Member shall be entitled to rely and act on any agreements, requests, instructions, permissions, approvals, demands or other communications given by Carrier (whether orally, via email or in writing) and Member shall not be liable to Carrier for any loss or damage incurred or suffered by it as a result of such action.

SECTION 9. REPRESENTATIONS AND WARRANTIES.

9.1 Carrier represents and warrants to Member that:

(a) Carrier has full and complete power and authority to enter into and perform under the Agreement and has obtained, and there remain in effect, all necessary licenses, resolutions and filings which are necessary for Carrier to perform its obligations under the Agreement.

(b) Carrier’s sales Transactions and credit refund procedures comply in all material respects with all applicable laws and regulations of any governmental authority which are pertinent to such Card sales or refunds.

(c) Carrier’s execution and performance of the Agreement will not violate any provision of Carrier’s organizational or charter documents, or any indenture, contract, agreement or instrument to which it is a party or by which it is bound and the Agreement constitutes the legal, valid and binding obligation of Carrier, enforceable in accordance with its terms.

(d) Carrier is duly organized and in good standing under laws of the jurisdiction specified in the first paragraph of the Signatory Agreement that is part of the Agreement and is qualified to do business in each jurisdiction where the nature of its activities or the character of its properties makes such qualification necessary or desirable and the failure to so qualify would have a material adverse affect on its assets or operations.

(e) Carrier’s and its subsidiaries’ (if any) audited, consolidated financial statements and its unaudited, consolidated financial statements, as heretofore furnished to Member, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of the preceding year, and fairly present the financial condition of Carrier as of such date and the result of its operations and the changes in financial position for the period then ended. There have been no material adverse changes in the condition or operations, financial or otherwise, of Carrier since the date of the financial statements furnished to Member prior to the execution of this Agreement, except as previously disclosed to Member in writing and excludes changes from general economic, regulatory, or political conditions or changes, financial market fluctuations, and general or seasonal changes in the air transportation industry. Neither the financial statements described herein nor any other certificate, written statement, budget, exhibit or report, including written information and reports relating to Card sales for Travel Costs, furnished by Carrier in connection with or pursuant to the Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make statements contained therein not misleading. Certificates or written statements furnished by Carrier to Member consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of Carrier and Carrier has no reason to believe that such projections or forecasts are not reasonable. To the best knowledge of Carrier, after due inquiry by a responsible officer of Carrier, all factual information hereafter furnished to Member by Carrier in writing (other than factual information provided by the Cardholders) will be true and accurate in all material respects on the date as of which such information is dated or certified and no such information will contain any material misstatement of fact or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(f) There is no action, suit or proceeding at law or equity, or before or by any town, city, county, state, federal, provincial or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or to the knowledge of Carrier, threatened against Carrier or any of its property which, if determined adversely to Carrier could materially adversely affect the present or prospective financial condition of Carrier or affect its ability to perform hereunder and Carrier is not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or town, city, county, state, federal or provincial governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign where the effect of such default could materially adversely affect the present or prospective financial condition of Carrier.

(g) Carrier has not failed to comply in material respects with its agreements with any Relevant Authorities or other Billing Settlement Processor, which failure would have a material adverse affect on the ability of Carrier to perform normal flight operations and otherwise comply with the terms of this Agreement.

(h) Any Transactions submitted under this Agreement shall not relate to the provision of services or goods to a country where there may be, or are, any restrictions, regulations, sanctions or laws prohibiting or restricting the provision of any such services or goods.

(i) No consideration other than as set out in this Agreement has been provided by Carrier in return for entering into this Agreement.

The foregoing representations and warranties shall be deemed to be made each time Carrier submits a Sales Record or Credit Record to Member for processing.

9.2 Carrier further represents and warrants to Member each time Carrier submits a Sales Record or Credit Record to Member for processing that (a) all Transactions submitted for processing hereunder are bona fide, (b) no Transaction involves the use of a Card for any purpose other than the purchase of goods or services in the ordinary course of business from Carrier, and (c) no Transaction involves: (i) a Cardholder obtaining cash from Carrier or (ii) except as specifically provided for herein, Carrier accepting a Card to collect or refinance an existing debt or previous Card charges. If at any time any of the representations set forth in this Section 9.2 is found to be inaccurate as applied to any Transaction (or series of Transactions), then Carrier shall (x) be responsible for the amount of the resulting Chargeback, and (y) have the right promptly to establish a remedial plan reasonably acceptable to Member the purpose of which shall be to cure the basis for such inaccuracy.

9.3 Member represents and warrants to Carrier that:

(a) It has full and complete power and authority to enter into and perform under this Agreement and has obtained, and there remain in effect, all necessary licenses, resolutions and filings which are necessary for it to perform its obligations under this Agreement.

(b) Its processing practices and procedures comply in all material respects with all applicable laws and regulations of any governmental authority which are pertinent to such practices and procedures.

(c) Its execution and performance of this Agreement will not violate any provision of its organizational or charter documents, or any indenture, contract, agreement or instrument to which it is a party or by which it is bound and this Agreement constitutes its legal, valid and binding obligation of Member, enforceable in accordance with the terms of this Agreement.

(d) It is duly organized and in good standing under laws of the jurisdiction of its organization and is qualified to do business in each jurisdiction where the nature of its activities or the character of its properties makes such qualification necessary or desirable and the failure to so qualify would have a material adverse effect on its assets or operations.

SECTION 10. SERVICE MARKS AND TRADEMARKS.

10.1 Except for mere reference to the company name of Carrier in presentations to other merchants for the provision of processing services by Member, Member shall not display or show the trademarks, service marks, logos, or company names of Carrier in promotion, advertising, press releases, or otherwise without first having obtained Carrier’s written consent.

10.2 Carrier may indicate in any advertisement, display or notice that the services of a specific Card Association are available. If Carrier has elected to not honor specific Cards pursuant to Section 3.1 hereof, Carrier may use Card Association trademarks and service marks on promotional, printed, or broadcast materials for the sole purpose of indicating which Cards are accepted by Carrier. Notwithstanding anything in the Agreement to the contrary, any use of Card Association trademarks and service marks by Carrier must be in compliance with the applicable Operating Regulations. Carrier’s promotional materials shall not indicate, directly or indirectly, that any Card Association or Member endorses or guarantees any of Carrier’s goods or services.

10.3 Carrier and Member acknowledge that no Party hereto will acquire any right, title or interest in or to any other Party’s trademarks, service marks, logos or company names and such properties shall remain the exclusive property of the respective parties or their Affiliates. Upon termination of the Agreement, the Parties hereto will discontinue all reference to or display of the other Party’s trademarks, service marks, logos and company names.

SECTION 11. AUDIT.

11.1 In the event of reasonable suspicion that Carrier or any of its officers, employees or agents are involved in any fraudulent or unlawful activity connected with this Agreement, Member shall have the right, on not less than ***** notice, to inspect Carrier’s Transaction records relating to this Agreement, in connection with which Carrier authorizes Member and its authorized agent(s) to examine or audit such records.

11.2 During the term hereof and for ***** thereafter, Carrier and Member shall have the right at reasonable times and upon reasonable notice to audit, copy or make extracts of the records of the other pertaining to the transactions between or among them under the Agreement to determine the accuracy of the amounts which have been or are to be paid, refunded or credited by one party to the other in accordance with the provisions hereof.

11.3 Carrier shall obtain an audit from a third party acceptable to Member of the physical security, information security and operational facets of Carrier’s business and provide to Member and, if applicable, the requesting Card Association, a copy of the audit report resulting therefrom (a) upon Member’s request, or upon the request of a Card Association, promptly following any security breach on Carrier’s system at Carrier’s expense, (b) at any time upon request of a Card Association at Carrier’s expense and (c) if no security breach has occurred on Carrier’s system, upon request of Member, at Member’s expense; provided that, with respect to this clause (c), such an audit may not be required more than ***** per calendar year.

SECTION 12. DISPUTES WITH CARDHOLDERS.

12.1 Carrier will handle all claims or complaints by a Cardholder with regard to Travel Costs or Transactions.

12.2 Any dispute between Carrier and a Cardholder arising out of the contract of air carrier shall be subject to settlement, in Carrier’s discretion, directly by Carrier without liability, cost, or loss to Member.

SECTION 13. ASSIGNMENT; DELEGATION OF DUTIES. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. Consent of Carrier shall not be required as to an assignment by Member to any Affiliate or parent of Member, so long as such Affiliate or parent has equivalent resources and experience in merchant acquiring/processing as Member (which shall be deemed to be the case if such Affiliate acquires the assets and personnel of Member that constituted Member’s acquiring processing business immediately prior to such assignment). No party hereto shall make any other assignments of this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld. Member, in its sole discretion, with prior notice to Carrier, may designate and authorize any Affiliate(s) of Member to take any action required or allowed by Member or to undertake any duties or fulfill any of its obligations hereunder, and in such case such Affiliate(s) shall be entitled to the rights and benefits of Member hereunder. Notwithstanding any such designation and authorization, Member shall remain liable for any breach or failure to perform hereunder by any such Affiliate(s) of Member hereunder.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

SECTION 14. INDEMNIFICATION; LIMIT ON LIABILITY.

14.1 Carrier shall indemnify and hold Member harmless from and against any and all claims, losses, liability, costs, damages, and expenses on account of or arising out of claims, complaints, disputes, settlement, litigation, arbitration, governmental inquiry or other proceeding pertaining or alleged to pertain thereto and instituted by (a) a Cardholder with regard to Travel Costs or Transactions, and any and all disputes between Carrier and any Cardholder arising out of the common carrier passenger relationship, except to the extent resulting from the negligence, willful misconduct, or breach or violation of this Agreement, applicable Operating Regulations, or any applicable laws or regulations by Member or any of its Affiliates, or (b) any Person to the extent resulting from any willful misconduct or grossly negligent acts or omissions of Carrier or its Affiliates, or any breach by Carrier or any of its Affiliates of any provision of any of the Agreement, the applicable Operating Regulations or any applicable laws and regulations.

14.2 Member will promptly notify Carrier of any third party claim that may entitle Member to indemnification (whether pursuant to this Section 14 or another provision of this Agreement) and allow Carrier the right to assume the defense of any such claim; provided, that, (a) legal advisors retained by Carrier shall be reasonably acceptable to Member, and (b) a delay in delivery of such notice to Carrier shall not limit Carrier’s indemnification obligations hereunder. Member will not settle any such claim without Carrier’s written consent. In the event that Carrier does not assume the defense of any such claim, Carrier must assist in the collection of information, preparation, negotiation and the defense of any such claim. Nothing herein shall limit Member’s right of Chargeback as defined in Section 8 of the Agreement.

14.3 Member shall indemnify and hold Carrier harmless from and against any and all claims, losses, liability, costs, damages and expenses of any Person on account of or arising out of any claims, complaints, disputes, settlement, litigation, arbitration, governmental inquiry or other proceeding instituted by such Person and alleging or arising from (a) the willful misconduct or grossly negligent acts or omissions of Member or any of its Affiliates, or (b) any breach by Member or any of its Affiliates of any provision of any of the Agreement, the applicable Operating Regulations or any applicable laws and regulations, or (c) any breach of the data security systems of Member or its Affiliates pertaining to, or any other unintentional release of, Cardholder Account Information. Carrier will promptly notify Member of any third-party claim that may entitle Carrier to indemnification (whether pursuant to this Section 14 or another provision of this Agreement) and allow Member the right to assume the defense of any such claim; provided, that, (i) legal advisors retained by Member shall be reasonably acceptable to Carrier, and (ii) a delay in delivery of such notice to Member shall not limit Member’s indemnification obligations hereunder. Carrier will not settle any such claim without Member’s written consent. In the event that Member does not assume the defense of any such claim, Member must assist in the collection of information, preparation, negotiation and the defense of any such claim.

14.4 Any other provisions contained herein to the contrary notwithstanding, it is hereby agreed that the indemnity provisions set forth in this Section 14 shall survive termination of the Agreement and remain in effect with respect to any occurrence or claim arising out of or in connection with the Agreement.

14.5 In no event will Member be liable for any indirect or consequential loss or damage (howsoever arising) even if such loss was reasonably foreseeable. In no event will Carrier be liable for any indirect or consequential loss or damage, howsoever arising, even if such loss was reasonably foreseeable. Any right of Member to obtain lost profits shall be limited to an amount no greater than the sum of ***** multiplied by the number of months remaining on the term of the Agreement. The foregoing damages limitation shall not apply with respect to any third-party claims otherwise subject to indemnification hereunder or from any damages resulting from a Party’s breach of its obligations under Section 4 or Section 24.

14.6 Any exchange rate losses due to a refund or Chargeback being processed shall be borne by Carrier.

SECTION 15. TERMINATION AND WAIVER.

15.1 [Intentionally Omitted]

15.2 Carrier may terminate the Agreement (a) without notice to Member upon (i) the occurrence of any Insolvency Event with respect to Member, or (ii) Member’s commitment of or participation in any material systematic, systemic or recurring fraudulent activity related to Member’s credit and debit card processing business which is directed or approved by senior management of Member, or (b) on ***** written notice to Member if (i) Member shall commit a material default under the Agreement and shall fail or refuse to remedy such material default within ***** after receipt of written notice specifying the nature of such default, or to commence to remedy such material default within such period if the same is curable but cannot reasonably be remedied within such period, or shall fail to complete within ***** after receipt of such written notice any remedy commenced during the original ***** notice period, or (ii) any representation or warranty made by Member proves to be incorrect when made in any material respect, and Member fails or refuses to remedy such default within ***** after receipt of written notice specifying the nature of such default, or to commence to remedy such material default within such period if the same is curable but cannot reasonably be remedied within such period, or shall fail to complete within ***** after receipt of such written notice any remedy commenced during the original ***** notice period.

15.3 Member may terminate the Agreement without notice to Carrier upon (a) the occurrence of any Insolvency Event with respect to Carrier, (b) Carrier’s commitment of or participation in any material systematic, systemic or recurring fraudulent activity which is directed or approved by senior management of Carrier or (c) Carrier violates Member’s rights of exclusivity pursuant to the Signatory Agreement that is part of this Agreement.

15.4 Member may terminate the Agreement on ***** written notice to Carrier based upon (a) the imposition, or an attempted imposition, of a lien in favor of any person other than Member, whether voluntary or involuntary, on the Deposit or any portion thereof or any property of Carrier subject to the lien or security interest of Member pursuant to this Agreement, or the imposition of any freeze on any property of Carrier subject to the lien or security interest of Member or any other Secured Party; (b) the imposition of any material restriction on or material impairment of any of Member’s rights under the Agreement, including any restriction of the rights with respect to the Deposit provided pursuant to the Exposure Protection Schedule; (c) failure by Carrier to pay any of the Obligations when due or to remit funds to Member when required pursuant to the Agreement; (d) failure by Carrier to provide any of the financial statements and reports described in Section 21; or (e) failure by Carrier to provide to Member the data necessary to calculate Gross Exposure under the Exposure Protection Schedule; provided, that, Member shall not terminate the Agreement pursuant to this Section 15.4 if Carrier cures such default within the ***** day notice period specified in this Section 15.4.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

15.5 Member may terminate the Agreement on ***** written notice to Carrier if:

(a) Carrier (i) fails to maintain all licenses, permits and certificates necessary for it to conduct flight operations or (ii) materially breaches any requirement of any applicable Operating Regulations, and Carrier fails or refuses to remedy any of the foregoing defaults within ***** after receipt of written notice specifying the nature of such default, or to commence to remedy such default within such period if the same is curable but cannot reasonably be remedied within such period, or shall fail to complete within ***** after receipt of such written notice any remedy commenced during the original ***** notice period; or

(b) any representation or warranty made by Carrier proves to be incorrect when made in any material respect, and Carrier fails or refuses to remedy such default within ***** after receipt of written notice specifying the nature of such default, or to commence to remedy such material default within such period if the same is curable but cannot reasonably be remedied within such period, or shall fail to complete within ***** after receipt of such written notice any remedy commenced during the original ***** notice period.

(c) Carrier shall commit any other material default under the Agreement and shall fail or refuse to remedy such material default within ***** after receipt of written notice specifying the nature of such default, or to commence to remedy such material default within such period if the same is curable but cannot reasonably be remedied within such period, or shall fail to complete within ***** after receipt of such written notice any remedy commenced during the original ***** notice period.

In the case of any material default described in this Section 15 with respect to which Carrier fails to provide notice in accordance with Section 21.3, any period for remedy under Section 15.5 shall begin on the date that such notice should have been provided by Carrier to Member.

15.6 No termination of the Agreement (whether under this Section 15 or any other provision of the Agreement) shall affect the rights or obligations of any party which may have arisen or accrued prior to such termination, including without limitation claims of Member for Chargebacks related to Transactions that occurred prior to any termination.

15.7 No waiver of any provision hereunder shall be binding unless such waiver shall be in writing and signed by the party alleged to have waived such provisions.

SECTION 16. NOTICES. All notices permitted or required by the Agreement shall be in writing (regardless of whether the applicable provision expressly requires a writing), served by personal delivery (including any courier service), certified or registered mail, or facsimile transmission at the address or facsimile number of the parties set out in the Signatory Agreement or as otherwise notified in writing by any party to the other for such purpose, and shall be deemed to be effectively served, delivered, given, and received on such party if served by personal delivery on the day of delivery or rejection (including any courier service), if served by certified or registered mail on the day of delivery or rejection as evidenced by the return receipt, or if served by facsimile transmission on the date of confirmation of transmission.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

SECTION 17. RULES AND REGULATIONS; APPLICABLE LAW. Each of the Parties acknowledges that the respective systems of the Card Associations are governed by their respective Operating Regulations and that all transactions hereunder are subject to such Operating Regulations and that each Party is obligated to comply with the Operating Regulations applicable to it. Carrier further acknowledges that Member has entered into the Agreement in reliance upon the applicability of the Operating Regulations of applicable Card Associations to the transactions hereunder and Carrier’s performance thereunder. Each Party shall comply in all material respects with all applicable laws and regulations.

SECTION 18. REIMBURSEMENT BY CARRIER.

18.1 Carrier will reimburse Member for any fees, charges, fines, assessments, penalties, and Chargebacks that Member may be required to pay a Card Association with respect to the actions or inactions of Carrier in connection with the Agreement or that Member may incur with regard to any Transaction(s) processed pursuant to the Agreement or arising out of any failure of Carrier to perform in compliance with applicable Operating Regulations, applicable laws and regulations, or the requirements of PCI or any act or omission by any third party service provider to Carrier or any other party to a contract with Carrier; provided, that, Carrier shall have no obligation for any such amount incurred that is attributable to Member’s failure to comply with the Operating Regulations or this Agreement provided that such failure to comply is not caused by Carrier. Without limiting the generality of the foregoing, Carrier will reimburse Member for Transactions required to be paid by Member by virtue of applicable Operating Regulations as such Operating Regulations may be applied by the applicable Card Associations. Any losses suffered by Member on account of delay by Member in processing Chargebacks subsequent to cessation or substantial curtailment of flight operations of Carrier shall be reimbursed by Carrier to the extent such delay results from materially increased volume of disputes stemming from such cessation or curtailment.

18.2 Member shall have the right to deduct, set off against, or recoup from the amount of any reimbursement hereunder from any payment otherwise due to Carrier under this Agreement. If Member is unable to so collect such amount, Carrier shall pay Member the full amount or any uncollected part thereof within ***** after receipt of an invoice from Member. Member, at its option, may apply, set off against or recoup from the Deposit amount (if any) such amount necessary to satisfy Carrier’s obligations hereunder. In the case of any payment by Member made to a third party for which Carrier reimbursed Member, Carrier may choose to recover the amount involved or otherwise resolve the cause of the reimbursement in its sole discretion; provided, that, Member shall have no obligation to recover such amount or take any other actions relating thereto. Without limiting the foregoing, Carrier acknowledges that Reserved Funds are funds provisionally credited to Member pursuant to the applicable Operating Regulations, subject to Chargeback as provided therein, and that pursuant to the Exposure Protection Schedule such funds will not be credited (provisionally or otherwise) to Carrier but will be held by Member subject to subsequent credit as provided in the Exposure Protection Schedule and are subject to Chargeback in accordance with the applicable Operating Regulations.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

SECTION 19. COST AND EXPENSES. Carrier shall reimburse Member for all costs and expenses, including reasonable attorneys’ fees and expenses of outside counsel to Member, paid or incurred by Member in connection with the enforcement or preservation of Member’s rights hereunder. Member shall reimburse Carrier for all costs and expenses, including reasonable attorneys’ fees and expenses of outside counsel to Carrier, paid or incurred by Carrier in connection with the enforcement of Carrier’s rights hereunder. All costs and expenses to be paid under this Section 19 shall be payable on demand and, in the case of Member, are secured by the Deposit and all collateral pledged to Member hereunder. Member, at its option, may deduct the amounts owed to it from any amount otherwise due Carrier from Member or apply, set off against or recoup from the Deposit such amount necessary to satisfy Carrier’s obligations hereunder. This Section 19 shall survive termination of the Agreement.

SECTION 20. ASSISTANCE.

20.1 No Party to this Agreement shall unreasonably withhold any documentation required by another Party to the Agreement in connection with the defense of any claim asserted in connection with the Agreement.

20.2 Subject to compliance with any applicable privacy and data security and processing laws, Member may provide Cardholder’s name and address in accordance with the provisions of Section 4.1 for each Chargeback when it is included in the Cardholder’s documentation received by Member.

SECTION 21. REPORTING. Until any obligation of Member to perform hereunder shall have expired or been terminated and all obligations of Carrier to Member hereunder shall have been satisfied, Carrier shall furnish to Member the following reports, notices and financial statements, which shall be in English and shall be stated in United States dollars unless an alternative currency is indicated in the Signatory Agreement that is part of the Agreement.

21.1 Promptly after filing with the Securities and Exchange Commission in accordance with the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, but in any event within ***** after the end of each fiscal year of Carrier, Carrier shall provide copies of its the consolidated financial statements of Carrier and its subsidiaries, for the immediately preceding fiscal year, consisting of at least statements of income, cash flow and changes in stockholders’ equity, and a consolidated balance sheet as at the end of such year, stating Carrier’s unrestricted cash (including cash equivalents) balance, certified without qualification by independent certified public accountants of recognized standing selected by Carrier and reasonably acceptable to Member (and commencing with the first year immediately following the Effective Date, setting forth in each case in comparative form corresponding figures from the previous annual audit).

21.2 Promptly after filing with the Securities and Exchange Commission in accordance with the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, but in any event within ***** after the end of each fiscal quarter, Carrier shall provide copies of its consolidated statements of income, cash flow and changes in stockholders’ equity for Carrier and its subsidiaries, if any, for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of Carrier and its subsidiaries, if any, as at the end of such quarter,

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

stating Carrier’s unrestricted cash (including cash equivalents) balance, accompanied by consolidating statements for such period (and commencing with the first year immediately following the Effective Date, setting forth in comparative form figures for the corresponding period for the preceding fiscal year) and a certificate signed by the chief financial officer of Carrier (a) stating that such financial statements present fairly the financial condition of Carrier and its subsidiaries and that the same have been prepared in accordance with generally accepted accounting principles and (b) certifying as to Carrier’s compliance with all statutes and regulations applicable to Carrier, respectively, except noncompliance that could not reasonably be expected to have a material adverse effect on the financial condition or business operations of Carrier.

21.3 Within ***** of an officer of Carrier becoming aware of any material default by Carrier under the Agreement, a notice from Carrier describing the nature thereof and what action Carrier proposes to take with respect thereto.

21.4 Within ***** of an officer of Carrier becoming aware of the same, notice of any pending or threatened action, suit or proceeding at law or equity, or before or by any town, city, county, state, provincial or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against Carrier or any of its property which, if determined adversely to Carrier could materially adversely affect the present or prospective financial condition of Carrier or affect its ability to perform hereunder. Carrier shall have no obligation to provide any such notice in respect of any threatened action, suit or proceeding unless Carrier reasonably concludes that such threat is credible and reasonably likely to succeed.

21.5 Subject only to applicable confidentiality requirements or requirements of applicable law, within ***** after any (a) modification of any agreement that is relevant to Carrier’s performance under this Agreement with any Relevant Authorities or a Billing Settlement Processor that could materially adversely affect the present or prospective financial condition of Carrier or impair its ability to perform hereunder, or (b) receipt by Carrier of notice from any Relevant Authorities or a Billing Settlement Processor of such Relevant Authorities’ or Billing Settlement Processor’s intention to terminate, suspend or modify, any agreement with Carrier, or the actual termination or suspension of any such agreement, but only to the extent that such termination, suspension or modification could materially adversely affect Carrier’s ability to perform hereunder, a notice from Carrier of such termination, modification or receipt of notice and such information with respect to the same as Member may reasonably request. Such notice shall be provided whether Carrier is a party to an agreement with any Relevant Authorities or a Billing Settlement Processor on the Effective Date or thereafter becomes party to an agreement with any Relevant Authorities or a Billing Settlement Processor.

21.6 Upon the occurrence of an Insolvency Event, Carrier shall include Member on the initial list and matrix of creditors Carrier files with any bankruptcy authority whether or not a claim may exist at the time of filing.

21.7 Subject only to any applicable confidentiality restrictions, promptly upon the failure to pay, whether by acceleration or otherwise, any payment obligation of Carrier pursuant to any aircraft lease, notice of such failure and information concerning the amount of the obligation and the actual or likely consequences of such failure.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

21.8 Within ***** after the merger or consolidation of Carrier, or entry by Carrier into any analogous reorganization or transaction, with any other corporation, company or other entity or the sale, transfer, lease or other conveyance of all or any substantial part of Carrier’s assets, (i) notice of such event, (ii) a description of the parties involved and (iii) subject only to any applicable confidentiality restrictions, the structure of the reorganization or transaction.

21.9 Promptly upon a responsible officer of Carrier becoming aware (or at the time a responsible officer of Carrier should reasonably have become aware) of any material adverse change in the condition or operations, financial or otherwise (excluding changes from general economic, regulatory, or political conditions or changes, financial market fluctuations, and general or seasonal changes in the air transportation industry), of Carrier (such determination being in the reasonably opinion of such officer), notice of such material adverse change.

21.10 Such other information with respect to the financial condition and operations of Carrier as Member may reasonably request.

SECTION 22. GENERAL.

22.1 No failure or delay on the part of Member or Carrier in exercising any power or right under the Agreement shall operate as a waiver of such power or right.

22.2 Section headings are included herein for convenience of reference only and shall not constitute a part of the Agreement for any other purpose.

22.3 Nothing in the Agreement or in the course of conduct between the parties shall be construed as creating a principal and agent partnership or joint venture relationship between the parties hereto.

SECTION 23. REMEDIES CUMULATIVE. All remedies, rights, powers, and privileges, either under the Agreement or by law or otherwise afforded to a Party, shall be cumulative and not exclusive of any other such remedies, rights, powers and privileges. Each Party may exercise all such remedies in any order of priority.

SECTION 24. CONFIDENTIALITY.

24.1 Carrier shall use reasonable efforts to ensure that the Agreement and information about Member and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to Carrier pursuant to the provisions hereof is used only for the purposes of the Agreement and any other relationship between Member and Carrier and shall not be divulged to any person other than Carrier, its Affiliates and their respective officers, directors, employees and agents, except (a) to their attorneys and accountants in connection with the Agreement, (b) for due diligence purposes in connection with significant transactions or dealings involving Carrier and which are outside the ordinary course of Carrier’s business, including investments, acquisitions or financing, to other potential parties to such dealings or transactions or their professional advisors, subject to confidentiality agreements no less protective than these confidentiality provisions and redaction of such information as Member may deem proprietary, (c) in connection with the enforcement of the rights of Carrier hereunder or otherwise in connection

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

with applicable litigation, and (d) as may otherwise be required by any court or law enforcement or regulatory authority having jurisdiction over Carrier or by any applicable law, rule, regulation or judicial process, the opinion of Carrier’s legal advisors concerning the making of such disclosure to be binding on the parties hereto; provided, that, in the event that Carrier determines that it is required to disclose any such information whether pursuant to a judicial order or to applicable law, Carrier agrees, to the extent legally permissible, to provide Member with ***** prior written notice (or such shorter prior notice as shall be reasonable and practicable in the circumstances) of such determination and the basis for such determination prior to making disclosure so that Member may consider whether to seek an appropriate protective order or to waive compliance with the requirements of this Section 24. Carrier shall not incur any liability to Member by reason of any disclosure permitted by this Section 24.

24.2 Member shall use reasonable efforts to ensure that the Agreement and information about Carrier and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to Member pursuant to the provisions hereof is used only for the purposes of the Agreement and any other relationship between Member and Carrier and shall not be divulged to any person other than Member, its Affiliates and its officers, directors, employees and agents, except (i) to its attorneys and accountants in connection with the Agreement, (ii) for due diligence purposes in connection with significant transactions or dealings involving Member and which are outside the ordinary course of Member’s business, including investments, acquisitions or financing, to other potential parties to such dealings or transactions or their professional advisors, subject to confidentiality agreements no less protective than these confidentiality provisions and redaction of such information as Carrier may deem proprietary, (iii) in connection with the enforcement of the rights of Member hereunder or otherwise in connection with applicable litigation, and (iv) as may otherwise be required by any court or law enforcement or regulatory authority having jurisdiction over Member or by any applicable law, rule, regulation or judicial process, the opinion of legal advisors to Member concerning the making of such disclosure to be binding on the parties hereto; provided, that in the event that Member determines that it is required to disclose any such information whether pursuant to a judicial order or to applicable law, Member, to the extent legally permissible, agrees to provide Carrier with ***** prior written notice (or such shorter prior notice as shall be reasonable and practicable in the circumstances) of such determination and the basis for such determination prior to making disclosure so that Carrier may consider whether to seek an appropriate protective order or to waive compliance with the requirements of this Section 24. Member shall not incur any liability to Carrier by reason of any disclosure permitted by this Section 24.

24.3 Carrier hereby authorizes Member to disclose to the Card Associations Carrier’s name and address and any and all other information as may be required pursuant to any applicable Operating Regulations, and to list Carrier as one of its customers.

SECTION 25. FORCE MAJEURE.

25.1 Any delay in the performance by any party hereto of its obligations (except for payment of monies when due) shall be excused during the period and to the extent that such performance is rendered impossible or impracticable due to any one or more of the following: acts of God, fires or other casualty, flood or weather condition, earthquakes, acts of a public

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

enemy, acts of war, terrorism, insurrection, riots or civil commotion, explosions, strikes, boycotts, unavailability of parts, equipment or materials through normal supply sources, the failure of any utility to supply its services for reasons beyond the control of the party whose performance is to be excused, or other cause or causes beyond such party’s reasonable control.

25.2 If any Party is affected by a force majeure event, it shall immediately notify in writing the other Parties of the nature and extent of the circumstances and the Parties shall discuss and agree on the action to be taken.

SECTION 26. JUDGMENT CURRENCY. Carrier agrees that any judgment concerning this Agreement granted in favor of Member shall be paid in the currency such judgment is rendered in (the “Judgment Currency”). If Carrier fails to pay a judgment as described in the preceding sentence, Carrier agrees to indemnify Member against any loss incurred by Member as a result of the rate of exchange at which any amount recovered against Carrier (by way of recoupment, setoff or otherwise) is converted to the Judgment Currency. The foregoing indemnity shall constitute a separate and independent obligation of Carrier and shall apply irrespective of any indulgence granted to Carrier from time to time and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Exhibit A

to Master Terms of Service

to Signatory Agreement

by and among

Frontier Airlines Holdings Inc.

Frontier Airlines, Inc., and

U.S. Bank National Association

Payment Schedule

*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****

Days that United States government offices and agencies are not open (weekends and federal holidays) will affect settlement times.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1

to Amended and Restated Signatory Agreement

(U.S. Visa and MasterCard Transactions)

dated as of November 5, 2013

by and among

Frontier Airlines Holdings Inc.,

Frontier Airlines, Inc., and

U.S. Bank National Association

*****

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Schedule 2

to Amended and Restated Signatory Agreement

(U.S. Visa and MasterCard Transactions)

dated as of November 5, 2013

by and among

Frontier Airlines Holdings Inc.,

Frontier Airlines, Inc., and

U.S. Bank National Association

Fee Schedule

See attached.

(U.S. Transactions)

FEE SCHEDULE

This schedule is the Fee Schedule to the Amended and Restated Signatory Agreement, dated as of November 5, 2013 (the “Signatory Agreement”). References to “the Agreement” and “this Agreement” shall mean the Signatory Agreement, together with the Master Terms of Service incorporated therein (the “MTOS”) and all Schedules, Exhibits and other attachments to the Signatory Agreement and the MTOS.

Carrier agrees to pay Member charges for transactions according to the following processing fee schedule. Member will edit all submissions and qualify Carrier for the best available Card Association interchange rate based on the date provided by Carrier, subject to submission of Sales Records in the format required by the Agreement. All dollar references shall be deemed to be to the applicable settlement currency identified in the Agreement. All terms not otherwise defined herein that are capitalized and used herein shall have the meanings given to them in the Agreement.

A.	Other than with respect to ***** Transactions, interchange percentage and per item fees shall be calculated on ***** Card Sales and ***** Card Transactions, respectively, and shall be in the percentages and amounts published by the applicable Card Associations from time to time. *****

B.	Other than with respect to ***** Transactions, Card Association assessments shall be calculated on ***** Card Sales and/or ***** Card Transactions in the amounts published by the applicable Card Associations from time to time.

C.	Other than with respect to ***** Transactions, in addition to the amounts due under Sections A and B above, Carrier shall pay Member a fee of (i) ***** on Gross Card Sales submitted by Carrier in an applicable period and (ii) ***** per item on Gross Card Transactions during such period.

D.	Subject to Section I below, a fee for all ***** Transactions is currently set at ***** of all ***** Transaction Sales during the applicable period. ***** Subject to Section I below, in addition, Carrier shall be charged a ***** per item fee based upon ***** Transactions. *****

E.	If paper Sales Records or Credit Records are submitted to Member for processing, an additional ***** per item fee will be assessed.

F.	Voice authorizations shall be passed through to Carrier at ***** per item or via “Automated Response Unit (ARU)” at ***** per item via an operator and ***** per item for address verification service (“AVS”).

G.	Card Authorization and data capture costs will be passed through to Carrier at Member’s cost. The cost of Authorizations will depend upon the method used for obtaining Authorizations.

H.

Member will assess a ***** handling fee for each and every Chargeback received by Member during any ***** period in which there is at least a ***** ratio of Chargebacks received by Member to net sales volume. Carrier acknowledges and agrees that such fees constitute reasonable compensation to

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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Member for the services provided Member in connection with the handling of Chargebacks, taking into account, among other things, the costs and expenses, whether direct or indirect, and whether out-of-pocket or attributable to an increased administrative burden, incurred or suffered by Member as a result of such Chargeback activity. As an accommodation to Carrier, Member will charge the handling fee specified herein only when the ratio of Chargebacks to net sales volume equals or exceeds ***** during any applicable period.

I.	The rates, fees and assessments specified above (other than the fee set forth in (C)) also will be adjusted from time to time to reflect and correspond to increases or decreases in applicable rates, fees and assessments established and levied by the Card Associations or by third-party vendors that provide Authorization services.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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Schedule 3

to Amended and Restated Signatory Agreement

(U.S. Visa and MasterCard Transactions)

dated as of November 5, 2013

by and among

Frontier Airlines Holdings Inc.,

Frontier Airlines, Inc., and

U.S. Bank National Association

Exposure Protection Schedule

See attached.

(U.S. Transactions)

EXPOSURE PROTECTION SCHEDULE

EXPOSURE PROTECTION SCHEDULE

This Exposure Protection Schedule is to the Amended and Restated Signatory Agreement, dated as of November 5, 2013 (the “Signatory Agreement”). References to “the Agreement” and “this Agreement” shall mean the Signatory Agreement, together with the Master Terms of Service incorporated therein (the “MTOS”) and all Schedules, Exhibits and other attachments to the Signatory Agreement and the MTOS.

1.	Certain Definitions.

All terms not otherwise defined herein that are capitalized and used herein shall have the meanings given to them in the Agreement. References to Sections in “this Agreement” or “the Agreement” mean any such Section in the MTOS. As used in this Exposure Protection Schedule, the following terms shall have the meanings indicated:

Aggregate Protection – The sum of (i) the Deposit, (ii) the amount remaining to be drawn upon any valid and outstanding Letter of Credit, and (iii) the proceeds of any previous draw on a Letter of Credit held by Member and not applied to any Obligations or credited to the Deposit.

Carrier’s Rights – Any and all rights that Carrier has or may at any time acquire in any Sales Records, any Deposit amount or any right to payment under the Agreement.

Deposit – The aggregate of (a) Reserved Funds and (b) any cash remitted and pledged by Carrier to Member pursuant to or in connection with the Agreement to secure the Obligations hereunder, and all additions to such aggregate made from time to time and all monies, securities, investments and instruments purchased therewith and all interest, profits and/or dividends accruing thereon and proceeds thereof. Separate Deposits may be maintained in the event there are multiple currencies, in such currencies.

Existing Flight Calendar – As defined in Section 8 of this Exposure Protection Schedule.

Gross Exposure – As defined in Section 8 of this Exposure Protection Schedule.

Letter of Credit – One or more valid and outstanding irrevocable standby letters of credit that are (i) issued for the benefit of Member, (ii) in form and substance acceptable to Member, as determined by Member in its reasonable discretion, and (iii) issued by a financial institution acceptable to Member, as determined by Member in its reasonable discretion (which may include taking into account regulatory limitations imposed on Member regarding exposure to particular institutions.

Lien – Any mortgage, pledge, security interest, encumbrance, lien, hypothecation or charge of any kind (including any agreement to provide any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof, or any filing or agreement to file a financing statement as debtor on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement.

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Material Adverse Occurrence – Any occurrence of any nature whatsoever (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding), which, in the reasonable determination of Member, materially adversely effects the then present financial condition of Carrier or the prospective financial condition of Carrier, or materially impairs the ability of Carrier to perform its obligations under the Agreement.

Methodology – As defined in Section 3 of this Exposure Protection Schedule.

Obligations – All of Carrier’s obligations under the Agreement and the Other Signatory Agreements, whether now existing or hereafter arising (including any of the foregoing obligations that arise prior to or after any Insolvency Event and any obligations arising pursuant to this Exposure Protection Schedule).

Other Signatory Agreement – Any agreement (other than the Agreement), executed by at least Carrier and Member or one of its affiliates, which substantially incorporates the MTOS.

Required Amount – The amount of the Aggregate Protection to be maintained under this Agreement which shall be equal to *****:

Secured Parties – Any of (i) Member and (ii) such entity having the same designation or acting in the same capacity under any Other Signatory Agreement.

2.	Exposure Protection

(a)	Upon commencement of the Agreement, Member may retain and hold all funds paid to Member by a Card Association on account of Sales Records submitted by Carrier to Member as Reserved Funds until the amount of the Aggregate Protection equals the Required Amount, as determined in accordance with Sections 3 and 8 of this Exposure Protection Schedule. In lieu of retaining Reserved Funds, or in addition to retaining and holding Reserved Funds, Member, in its sole discretion, may demand that Carrier, and Carrier shall upon such demand, remit to Member within ***** of Member’s demand immediately available funds to hold as the Deposit in an amount that when added to amounts (if any) retained and held by or on behalf of Member as the Deposit causes the amount of the Aggregate Protection to equal the Required Amount. The Deposit amount shall be subject to adjustment as provided in Section 3 of this Exposure Protection Schedule. Member will hold the Deposit as security for the due and punctual payment of and performance by Carrier of the Obligations.

(b)	Carrier grants to each of Member and all other Secured Parties a Lien on the Deposit and all other Carrier’s Rights to secure the payment and performance by Carrier of all Obligations. Each Secured Party shall act as agent for itself and all other Secured Parties to the extent that any Secured Party control or possesses the Deposit and other Aggregate Protection or is named as a Secured Party on any filing, registration or recording. Carrier hereby acknowledges that notwithstanding the foregoing grant of a Lien, Reserved Funds represent only a future right to payment owed to Carrier under the Agreement, payment

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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(c)	of which is subject to the terms and conditions of the Agreement and to Carrier’s complete and irrevocable fulfillment of its obligations and duties under the Agreement and do not constitute funds of Carrier.

(d)	Carrier further agrees that during the term of the Agreement, Carrier shall not grant, or attempt to grant, to any other Person or suffer to exist in favor of any other Person any Lien or other interest in Carrier’s Rights (if any) or in any proceeds thereof unless any such Lien or other interest and the priority thereof are subject to a subordination agreement in favor of Member and all other Secured Parties and satisfactory to Member.

(e)	Carrier hereby acknowledges that Member disputes the existence of any interest of Carrier in any rights to payment from Cardholders or Card Issuers arising out of the Sales Records and further acknowledges that to the extent it may have an interest therein, such interest is subordinate to the interests of the Secured Parties and of any of their respective subrogees.

(f)	Carrier will do all acts and things, and will execute, endorse, deliver, file, register or record all instruments, statements, declarations or agreements (including pledges, assignments, security agreements, financing statements, continuation statements, etc.) reasonably requested by Member, in form reasonably satisfactory to Member, to establish, perfect, maintain and continue the perfection and priority of the security interest of the Secured Parties in all Carrier’s Rights and in all proceeds of the foregoing. Carrier will pay the reasonable costs and expenses of all filings and recordings, including taxes thereon or fees with respect thereto and all searches reasonably necessary or deemed necessary by Member, to establish and determine the validity and the priority of such security granted in favor of Member. Carrier hereby irrevocably appoints Member (and all persons, officers, employees or agents designated by Member), its agent and attorney-in-fact to do all such acts and things contemplated by this paragraph in the name of Carrier. Without limiting the foregoing, Carrier hereby authorizes Member to file one or more financing statements or continuation statements in respect hereof, and amendments thereto, relating to any part of the collateral described herein without the signature of Carrier. A carbon, photographic or other reproduction of the Agreement or of a financing statement shall be sufficient as a financing statement and may be filed in lieu of the original in any or all jurisdictions which accept such reproductions.

3.	Adjustments to Deposit

(a)	Member will use the Methodology described in Section 8 of this Exposure Protection Schedule (the “Methodology”) to calculate Gross Exposure each Business Day. Carrier acknowledges that Member has explained to it and it understands Member’s Methodology for determining Gross Exposure and the amount of the Aggregate Protection and hereby agrees to be bound by such Methodology and the determinations made by Member as a result thereof; provided, however, that Carrier may, in good faith, dispute any determination made by Member by delivery of notice thereof to Member, and the parties shall use commercially reasonable efforts to resolve the dispute as expeditiously as possible. Among other things, Carrier understands that Gross

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(b)	Exposure includes the value of Travel Costs for goods or services sold to Cardholders who used their Cards to purchase such goods or services with respect to which Carrier has not yet provided such goods or services. Member and Carrier may change the Methodology by mutual written agreement.

(c)	The amount of the Deposit shall be increased or decreased each Business Day, as appropriate, based on the Methodology so that the amount of the Aggregate Protection will at all times equal the Required Amount. Any necessary increases to the Deposit may be made, at Member’s sole discretion, by Member withholding as Reserved Funds an amount up to ***** of amounts otherwise payable to Carrier under Section 6.2 of the MTOS until the amount of the Aggregate Protection is at least equal to the Required Amount; provided, that if there are insufficient funds available from the daily settlement to fully fund the Deposit in the Required Amount, then Carrier shall send such additional funds by federal wire transfer, to an account designated by Member, on the first (1st) Business Day after Carrier’s receipt of notice from Member that an increase is required and the amount thereof. If the Member agrees to permit increases to the amount of the Deposit by wire transfer and the funds required to increase the amount of the Deposit so that the Aggregate Protection is equal to the Required Amount are not transferred to Member as required by this Section 3, Member may immediately withhold on a daily basis as Reserved Funds an amount up to ***** of amounts otherwise payable to Carrier under Section 6.2 of the MTOS until the amount of the Aggregate Protection at least equals the Required Amount. Member shall remit to Carrier from the Deposit the amount necessary to reduce the amount of the Aggregate Protection to equal the Required Amount on each Business Day in accordance with Section 6.2 of the MTOS.

(d)	The amount of the Deposit to be maintained hereunder may be reduced in accordance with Section 9 of this Exposure Protection Schedule pursuant to which Member accepts Letter of Credit in lieu of all or a portion of the Deposit so long as the Aggregate Protection equals the Required Amount.

(e)

Although Member has the right at all times to require that the amount of the Aggregate Protection equal the Required Amount, Member may, from time to time, in its sole discretion make remittances to Carrier or release portions of any Letter of Credit such that the Aggregate Protection is less than the Required Amount. The duration of any such reduction is within the sole discretion of Member. At any time that the amount of the Aggregate Protection is less than the Required Amount Member, in its sole discretion, may again require that the amount of the Aggregate Protection equal the Required Amount. Any required increase may be made as provided in Section 3(b) of this Exposure Protection Schedule as determined by Member. Any reductions in the amount of the Aggregate Protection as described in this paragraph shall not be deemed a course of dealing nor give rise to any rights by Carrier in the future to require that the amount of the Aggregate Amount be less than the Required Amount. As of the Effective Date, Member has exercised the discretion permitted by this Section 3(d) and hereby requires that the Required Amount only equal *****. If Member determines that the Required Amount be increased, it will give Carrier ***** notice of the amount

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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of increase and Member will identify to Carrier the basis for its change in the Required Amount.

(f)	If an event or series of events occurs that can reasonably be determined to have a positive effect on Carrier’s present and prospective financial condition, then at any time after ***** after the Effective Date, Carrier may no more than once each quarter submit a written request to Member to review the Required Amount for consideration of a reduction in the percentage of Gross Exposure required to be maintained as the amount of the Aggregate Protection (a “Modification Request”). Member shall review the Modification Request and information presented by Carrier and use commercially reasonable efforts to respond to such request within *****. Any determination of whether to agree to the Modification Request shall be made in the sole reasonable discretion of Member.

4.	Control of Deposit

Carrier acknowledges that (i) funds remitted to Member by Carrier, and (ii) funds paid by Card Associations and held by Member or any Secured Party as the Deposit may be commingled with other funds of Member or such Secured Party, and further acknowledges that all such funds, and any investment of funds shall be in the name and control of Member or such Secured Party, and, except for crediting of interest as contemplated by Section 5 below, Carrier shall have no interest in any securities, instruments or other contracts or any interest, dividends or other earnings accruing thereon or in connection therewith. It is the understanding of the Parties that, notwithstanding any other provision of the Agreement to the contrary, until Member is required to pay the then remaining balance of the Deposit pursuant Section 7, (a) the sole obligations of Member to make payments to Carrier from the Deposit shall be the obligations to (i) pay to Carrier amounts equal to the amounts attributable to Travel Costs with respect to which Carrier has provided goods or services net of any Obligations owed Carrier to any Secured Party, and (ii) remit to Carrier amounts necessary to reduce the amount of the Aggregate Protection to equal the Required Amount, as set forth in Section 3(b) of this Exposure Protection Schedule, and (b) such obligations to make payment to Carrier are at all times subject to the terms of the Agreement.

5.	Investment

All amounts held as the Deposit will be deemed to earn a yield equal to the Applicable Rate. The amount so earned shall be credited to the Deposit.

6.	Right of Offset; Recoupment; Application

At any time that an amount is due Member or any other Secured Party from Carrier, and Member or such other Secured Party does not obtain payment of such amount due as provided in the Agreement, Member (on behalf of itself and any other Secured Party) shall have the right to apply, recoup or set off any amounts otherwise owed by Member or any other Secured Party to Carrier hereunder, including, without limitation, any amounts attributable to the Deposit, to the amount owed by Carrier. Where any application, recoupment or set off requires the conversion of one currency

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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into another, Member shall be entitled to effect such conversion in accordance with its prevailing practice and Carrier shall bear all exchange risks, losses, commissions and other bank charges which may thereafter arise.

7.	Retention of Deposit After Cessation

Notwithstanding any other provision of the Agreement to the contrary, during the period not to exceed ***** from the earlier of termination of this Agreement or the date upon which Carrier permanently ceases flight operations, Member may retain the Deposit and Letters of Credit until such time as the Member reasonably determines that Carrier has no further Obligations or potential Obligations (excluding indemnification obligations for which no claim has been asserted) without any obligation to remit funds to Carrier until such time. For clarity, Member acknowledges that, unless Carrier has ceased or substantially reduced its flight operations, they shall release the Deposit to Carrier pursuant to Section 3(b) of this Exposure Protection Schedule as the Gross Exposure reduces pursuant to the Methodology set forth in Section 8 of this Exposure Protection Schedule so long as the Aggregate Protection equals the Required Amount and any remaining balance shall be released on or before ***** from the earlier of termination of this Agreement or the date upon which Carrier permanently ceases flight operations.

8.	Methodology

“Gross Exposure” shall be calculated by the Member on a daily basis as follows:

(a)	*****

(b)	*****

(c)	*****

(d)	*****

(e)	*****

(f)	*****

(g)	*****

9.	Standby Letter of Credit

(a)

The amount of the Aggregate Protection which Member may maintain pursuant to this Exposure Protection Schedule shall include the sum of (a) the amount remaining to be drawn upon any valid and outstanding Letter of Credit, in lieu of maintaining the amount of the Deposit in an amount equal to the Required Amount and (b) the proceeds of any previous draw on a Letter of Credit held by Member and not applied. Any such letter of credit shall be in form and substance acceptable to Member and issued by a financial institution acceptable to Member, as determined by Member in its reasonable discretion (which may include taking into account regulatory limitations imposed on Member regarding exposure to particular institutions). Notwithstanding any

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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initial acceptance of a Letter of Credit, Member reserves the right at any time to either (i) demand delivery of a substitute Letter of Credit issued by different institution or (ii) withhold as Reserved Funds amounts necessary so that the Deposit equals the Required Amount if, in Member’s reasonable discretion (which may include taking into account regulatory limitations imposed on Member regarding exposure to particular institutions), it determines that it cannot or will not continue to accept non-payment risk from the institution obligated on a Letter of Credit previously delivered to Member. At such time as the Member may no longer draw on a Letter of Credit, Member may require that the Deposit equal the Required Amount.

(b)	Upon the occurrence of any event that gives rise to Member’s right under this Agreement (i) to make demand on Carrier for payment to Member, (ii) to apply amounts represented by the Deposit to Obligations of Carrier or (iii) otherwise to retain and not pay to Carrier amounts paid to Member by a Card Association on account of Sales Records submitted to Member by Carrier, then Member, at its option, may draw on any Letter of Credit issued for Member’s benefit (for itself and as agent for any other Secured Party) with respect to the Agreement without first taking any of the actions described in clauses (i), (ii) and (iii) above.

(c)	In addition to Member’s rights as set forth above, Member, at its option, may draw (in one or more draws) up to the full amount remaining undrawn on a Letter of Credit upon the occurrence of any one or more of the following events or as otherwise provided below: (a) the occurrence of an Insolvency Event; (b) receipt by Member of notification from the issuer of the Letter of Credit that such issuer has elected not to renew the Letter of Credit; (c) notification of termination of the Agreement by either party; (d) a substantial number of the scheduled flights of Carrier fail to operate on any particular day; or (e) Member, in its reasonable discretion, determines that it cannot or will not continue to accept non-payment risk from the institution obligated on a Letter of Credit previously delivered to Member (which may include taking into account regulatory limitations imposed on Member regarding exposure to particular institutions). In addition, Member may draw upon a Letter of Credit pursuant to any other condition for draw provided in the Letter of Credit, and, in any event, on or after the thirtieth day prior to expiration of the Letter of Credit. No failure to draw, or delay in making a draw, on a Letter of Credit shall impair Member’s right to draw thereon at a later time.

(d)

Carrier acknowledges that, except for its right to receive the excess proceeds of any Letter of Credit upon the expiration of the period specified in Section 7 of this Exposure Protection Schedule, it has no interest in any proceeds of any draw on any Letter of Credit issued for the benefit of Member or any Secured Party and that upon any draw on any Letter of Credit, Member shall be entitled to hold the proceeds thereof for payment of the Obligations under the Agreement and apply such proceeds in payment thereof as and when Member deems appropriate. Member shall have no obligation to remit to any person or entity any excess proceeds of any draw on the Letter of Credit until expiration of the period specified in Section 7 of this Exposure Protection Schedule. In the event of any dispute between Carrier and the issuer of such Letter of Credit

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or any subrogee thereof, or any other person or entity with respect to entitlement to any proceeds of the Letter of Credit, Member may retain all such proceeds until final resolution of such dispute by a court of competent jurisdiction, subject to Member’s right to retain and apply proceeds in payment of the Obligations. In the event that Member draws on a Letter of Credit and holds the proceeds thereof at a time when Carrier is conducting normal flight operations, Member shall include such proceeds in its calculation of coverage for the Required Amount and make remittances to Carrier in accordance with Section 3 of this Exposure Protection Schedule as if the proceeds were part of the Deposit. Any excess proceeds of a Letter of Credit, as determined by Member in good faith after taking into account all Obligations of Carrier to Member and the other Secured Parties, shall be remitted to Carrier or as otherwise directed by a court of law.

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